EXHIBIT 10.1

                                LOAN AGREEMENT


      This Loan Agreement ("AGREEMENT") is made as of August 30, 1996 by and between EVANS SYSTEMS, INC. ("BORROWER"), a Texas corporation, and TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("LENDER"), a national banking association. Borrower has requested that Lender make loans to Borrower in the following manner and subject to the following terms and conditions:

      1. CERTAIN DEFINITIONS. Unless a particular word or phrase is otherwise defined or the context otherwise requires, capitalized words and phrases used in this Agreement shall have the following meanings (all definitions that are defined in this Agreement in the singular to have the same meanings when used in the plural and VICE VERSA):

      ABOVEGROUND STORAGE TANK shall mean a nonvehicular device constructed of nonearthen materials located above the ground surface (or above the floor of a structure that is below the ground) and is designed to contain liquids.

      ACCOUNTS, CHATTEL PAPER, EQUIPMENT, GENERAL INTANGIBLES, INSTRUMENTS and INVENTORY shall have the respective meanings assigned to them in the Texas Business and Commerce Code in force on the date hereof.

      ACM shall mean asbestos or any material containing more than 1% asbestos (as determined under Environmental Laws).

      AFFILIATE means any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, "CONTROL" (including "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of any indicia of equity rights (whether issued and outstanding capital stock, partnership interests or otherwise) or by any other means.

      AGREEMENT means this Loan Agreement, as it may from time to time be amended, modified, restated or supplemented.

      ANNUAL FINANCIAL STATEMENTS means the annual financial statements of a Person, including all notes thereto, which statements shall include a balance sheet as of the end of such fiscal year and an income statement, retained earnings statement and statement of cash flows for such fiscal year, all setting forth in comparative form the corresponding figures from the previous fiscal year, all prepared in conformity with GAAP, and without expressing any doubt as to such Person's ability to continue as a going concern, and accompanied by a report and opinion of independent certified public accountants of recognized national standing satisfactory to Lender, which shall state that such financial statements, in the opinion of such accountants, present fairly, in all material respects, the financial position of such Person as of the date thereof and the results of its operations for the period covered thereby in conformity with GAAP. Such statements shall be accompanied by a certificate of such accountants that in making the appropriate audit and/or investigation in connection with such report and opinion, such accountants did not become aware of any Default or, if in the opinion of such accountant any such Default exists,

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a description of the nature and status thereof. The Annual Financial Statements for Borrower and its Subsidiaries shall be prepared on both a consolidated and a consolidating basis (the parties recognizing that such consolidating statements will be prepared in accordance with GAAP only to the extent normal and customary).

      APPLICATIONS shall have the meaning ascribed to such term in the Letter of Credit Agreement.

      BANKRUPTCY CODE means the United States Bankruptcy Code, as amended, and any successor statute.

      BASE CD RATE means, for any day, a rate per annum equal to the sum of (a) the quotient, expressed as a percentage, of (1) the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the immediately preceding Business Day) by the Federal Reserve Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Federal Reserve Board, be published in Federal Reserve Statistical Release H.15[519] during the week following such day) or, if such rate is not so reported on such day or such immediately preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., Houston, Texas time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by Lender from three New York City negotiable certificate of deposit dealers of recognized standing selected by Lender in its sole and absolute discretion, divided by (2) 1.0000 minus the CD Reserve Requirement in effect on such day plus (b) the FDIC Percentage in effect for such day.

      BASE RATE means for any day a rate per annum (rounded upwards to the nearest 1/16 of 1%) equal to the lesser of (a) the Margin Percentage from time to time in effect plus the greater of (1) the Prime Rate for that day, (2) the Base CD Rate for that day plus 1 1/4% and (3) the Federal Funds Rate for that day plus 1/2 of 1% or (b) the Ceiling Rate. If for any reason Lender shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including, without limitation, the inability or failure of Lender to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall, until the circumstances giving rise to such inability no longer exist, be the lesser of (a) the Prime Rate plus the Margin Percentage from time to time in effect or (b) the Ceiling Rate.

      BAY CITY PROPERTY means all of the real Property now or hereafter owned by any Obligor at the Port of Bay City, including the leasehold estate created under that certain Agreement of Lease dated June 22, 1972 executed by and between Matagorda County Navigation District No. 2 and Clint C. Blackman, Jr. in and to the real property described on EXHIBIT D hereto, and all improvements and fixtures and other personal Property now or hereafter located on or used in connection with such real Property.

      BORROWED MONEY INDEBTEDNESS means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments,
(iii) all obligations of such Person upon which interest charges are customarily paid, (iv)


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all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding obligations of such Person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such Person's business), (vi) all Capital Lease Obligations, (vii) all obligations of others secured by any lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (viii) all outstanding letters of credit issued for the account of such Person and (ix) all guarantees of such Person.

      BORROWING AUTHORIZATION means (i) with respect to a corporation, a certificate, in Proper Form, of the Secretary or an Assistant Secretary of a corporation as to the resolutions of the Board of Directors of such corporation authorizing the execution, delivery and performance of the documents to be executed by such corporation; the incumbency and signature of the officer of such corporation executing such documents on behalf of such corporation, and the Organizational Documents of such corporation and (ii) with respect to a partnership, joint venture or other non- individual Person, such written instruments as shall be required by Lender, each in Proper Form, authorizing the execution, delivery and performance of the documents to be executed by such Person; the incumbency and signature of the representative of such Person executing such documents on behalf of such Person, and the Organizational Documents of such Person.

      BORROWING BASE means, as at any date, the amount of the Borrowing Base shown on the Borrowing Base Certificate then most recently delivered pursuant to PARAGRAPH 6(B) hereof, determined by calculating the amount equal to:

        (i)   75% of the sum of (A) the Eligible Accounts of Borrower and
              (B) the Eligible Accounts of Borrower's Subsidiaries at said date, PLUS

       (ii) the sum of 50% of the Eligible Inventory of ChemWay PLUS 25% of the Eligible Inventory of Borrower PLUS 25% of the Eligible Inventory of Way Energy, in each case at said date (determined at the lower of cost or market on a consistent basis).

In the absence of a current Borrowing Base Certificate, Lender shall determine the Borrowing Base from time to time in its reasonable discretion, taking into account all information reasonably available to it, and the Borrowing Base from time to time so determined shall be the Borrowing Base for all purposes of this Agreement until a current Borrowing Base Certificate, in Proper Form, is furnished to and accepted by Lender.

      BORROWING BASE CERTIFICATE means a certificate, duly executed by an appropriate officer or other responsible party acceptable to Lender on behalf of Borrower, appropriately completed and in substantially the form of EXHIBIT B hereto. Each Borrowing Base Certificate shall be effective only as accepted by Lender (and with such revisions, if any, as Lender may require as a condition to such acceptance).

      BUSINESS DAY means any day other than a day on which commercial banks are authorized or required to close in Houston, Texas.


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
      CAPITAL EXPENDITURES means, as to any Person, expenditures in respect of fixed or capital assets by such Person, including the capital portion of lease payments made in respect of Capital Lease Obligations, but EXCLUDING expenditures for the restoration, repair or replacement of any fixed or capital asset which was destroyed or damaged, in whole or in part, to the extent financed by the proceeds of an insurance policy maintained by such Person. Expenditures in respect of replacements and maintenance consistent with the business practices of a Person in respect of plant facilities, machinery, fixtures and other like capital assets utilized in the ordinary course of business are not Capital Expenditures to the extent such expenditures are not capitalized in preparing a balance sheet of such Person in accordance with GAAP.

      CAPITAL LEASE OBLIGATIONS means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board, as amended) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

      CASH INTEREST EXPENSE means, for any period, the cash interest payments by a Person made or accrued in accordance with GAAP during such period in connection with such Person's interest-bearing Indebtedness.

      CD RESERVE REQUIREMENT means, on any day, that percentage (expressed as a decimal fraction and rounded, if necessary, to the next highest one ten thousandth .0001) which is in effect on such day for determining all reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to new, non-personal, negotiable certificates of deposit issued by Lender, in amounts of $100,000 or more with three-month maturi ties, all as specified by any governmental authority, including but not limited to those imposed under Regulation D. The CD Reserve Requirement shall be adjusted automatically on and as of the effective date of any change without notice to Borrower or any other person or entity. Each determination of the CD Reserve Requirement by Lender shall be conclusive and binding, absent manifest error, and may be computed by using any reasonable averaging and attribution method.

      CEILING RATE means, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas laws permits the higher interest rate, stated as a rate per annum. On each day, if any, that Chapter One establishes the Ceiling Rate, the Ceiling Rate shall be the "indicated rate ceiling" (as defined in Chapter One) for that day. Lender may from time to time, as to current and future balances, implement any other ceiling under Chapter One by notice to Borrower, if and to the extent permitted by Chapter One. Without notice to Borrower or any other person or entity, the Ceiling Rate shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.

      CHAPTER ONE means Chapter One of the Texas Credit Code, as in effect on the date hereof.

      CHEMWAY means Chem-Way Systems, Inc., a Texas corporation and a wholly owned Subsidiary of Borrower.


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
      CODE means the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

      COLLATERAL means all Property, tangible or intangible, real, personal or mixed, now or hereafter subject to the Security Documents.

      COMMITMENT means the obligation, if any, of Lender to make Loans and incur Letter of Credit Liabilities in an aggregate principal amount at any one time outstanding up to (but not exceeding) $6,700,000.

      COMMITMENT FEE PERCENTAGE means (i) on any day prior to September 30, 1996, 0.375% and (ii) on and after October 1, 1997, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Debt to EBITDA Ratio as of the last day of the most recently ended fiscal quarter of Borrower calculated by Lender as soon as practicable after receipt by Lender of all financial reports required under this Agreement with respect to such fiscal quarter (including a Compliance Certificate) (provided, however, that if the Commitment Fee Percentage is increased as a result of the reported Debt to EBITDA Ratio, such increase shall be retroactive to the date that Borrower was obligated to deliver such financial reports to Lender pursuant to the terms of this Agreement and provided further, however, that if the Commitment Fee Percentage is decreased as a result of the reported Debt to EBITDA Ratio, and such financial reports are delivered to Lender not more than ten (10) calendar days after the date required to be delivered pursuant to the terms of this Agreement, such decrease shall be retroactive to the date that Borrower was obligated to deliver such financial reports to Lender pursuant to the terms of this Agreement):

                   DEBT TO                        COMMITMENT FEE
                EBITDA RATIO                     MARGIN PERCENTAGE
                ------------                     -----------------
            Greater than or equal to
                     3.50                               0.375

                Less than 3.50                          0.250


      COMPLIANCE CERTIFICATE shall have the meaning given to it in PARAGRAPH 6(B) hereof.

      CONTROLLED GROUP means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the applicable Person, are treated as a single employer under Section 414 of the Code.

      COSTS shall mean all liabilities, losses, costs, damages, punitive damages, expenses, claims, loss of Lien priority, diminution in value, attorneys' fees, experts' fees, consultants' fees, penalties, fines, obligations, judgments and disbursements, as well as expenses of Remediation and any other remedial, removal, response, abatement, cleanup, legal, investigative, monitoring, or record keeping costs and all expenses related thereto.

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
      COVER shall have the meaning ascribed to such term in the Letter of Credit Agreement.

      CREDIT DOCUMENTS means any and all papers now or hereafter governing, evidencing, guaranteeing or securing or otherwise relating to all or any part of the Facility Debt, including the Note, this Agreement, Borrowing Authorizations with respect to all such Persons as Lender may require, the Security Documents, the Environmental Risk Agreement, the Letter of Credit Documents, the Perfection Certificates, all instruments, certificates and agreements now or hereafter executed or delivered to Lender pursuant to any of the foregoing or in connection with the Loans or the Letters of Credit or any commitment regarding the Loans or the Letters of Credit and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

      DEBT TO EBITDA RATIO means, as of any day, the ratio of (a) Borrowed Money Indebtedness to (b) EBITDA for the 12 months ending on such date.

      DEFAULT means an Event of Default or an event which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

      DISPOSAL (or DISPOSED) shall have the meaning specified in RCRA.

      EBITDA means, without duplication, for any period, the consolidated earnings of the Borrower and its Subsidiaries before depreciation, amortization, other non-cash items, Cash Interest Expense, federal, state and municipal taxes and extraordinary gains.

      ELIGIBLE ACCOUNTS means, as at any date of determination thereof, each Account (which is subject to a Security Document and on which Lender shall have a first-priority perfected Lien) which is at said date payable to Borrower or any of its Subsidiaries and which complies with the following requirements: (a) the Account arose from performance of services which have been fully and satisfactorily performed or from the sale of goods in which the account obligee had the sole and complete ownership which have been sold to the account debtor on an absolute sale basis on open account and not on consignment, on approval or on a "sale or return" basis or subject to any other repurchase or return agreement (evidencing which the account obligee or Lender has possession of shipping and delivery receipts); (b) no part of any goods giving rise to the Account has been returned, rejected, lost or damaged; (c) the Account arose in the ordinary course of business of the obligee thereon, is stated to be payable in lawful money of the United States and is not evidenced by Chattel Paper or an Instrument of any kind and no notice of bankruptcy, insolvency or financial embarrassment of the account debtor has been received by the account obligee or Lender; (d) the applicable account debtor is not a foreign country or any subdivision or agency or department thereof or located outside of the United States and the Account is not subject to the Federal Assignment of Claims Act;
(e) the Account is a valid obligation of the account debtor thereunder and is not subject to any offset, counterclaim, allowance, adjustment or other defense on the part of such account debtor or to any claim, dispute, objection or complaint on the part of such account debtor denying liability thereunder (other than discounts for prompt payment shown on the applicable invoice and disclosed to Lender in writing); (f) the Account is subject to no Lien whatsoever, except for the Liens created pursuant to the Security Documents; (g) the Account is evidenced by an invoice; (h) the Account is due not more than 30 days after the date of invoice, has been billed within


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
30 days after shipment of the applicable goods or performance of the applicable services and has not remained unpaid for more than the Permitted Account Payment Period; (i) the Account has not arisen out of transactions with any Obligor, any Affiliate of an Obligor or an employee, officer, agent, director, stockholder, partner, trustee or other owner or holder of any indicia of equity rights (whether issued and outstanding capital stock, partnership interests or otherwise) of any Obligor or any Affiliate of any Obligor; (j) each of the representations and warranties set forth in the Security Documents with respect to such Account is true and correct in all respects; (k) none of the other Accounts of the other Accounts of the applicable account debtor or any of its Affiliates fail to satisfy all of the requirements of an "Eligible Account", and
(l) Lender has not deemed such Account ineligible because of uncertainty about the creditworthiness of the account debtor or because Lender otherwise reasonably considers the collateral value thereof to be impaired or its ability to realize such value to be insecure. In the event the aggregate Eligible Accounts owed to Borrower or any of its Subsidiaries by a particular account debtor or any Affiliate of such account debtor shall exceed 10% (the "MAXIMUM SINGLE ACCOUNT DEBTOR PERCENTAGE") of the total Eligible Accounts of Borrower and its Subsidiaries, unless otherwise agreed to in writing by Lender, that portion of such Eligible Accounts in excess of the Maximum Single Account Debtor Percentage shall be excluded from the term "Eligible Account". In the event of any dispute under the foregoing criteria about whether an Account is or has ceased to be an Eligible Account, the decision of Lender shall be conclusive and binding, absent manifest error. Nothing in this definition of "ELIGIBLE ACCOUNTS" shall be construed to limit or release any right of Lender to any Collateral.

      ELIGIBLE INVENTORY means, as at any date of determination thereof, Inventory which is subject to the Security Documents and on which Lender shall have a first-priority perfected Lien and which complies with the following requirements: (a) the Inventory shall be valued in accordance with GAAP and consist of finished goods, PROVIDED that all such Inventory shall be within the United States of America; (b) the Inventory is in good condition, meets all standards imposed by any Governmental Authority having regulatory authority over it, its use and/or sale and is either currently usable or currently salable in the normal course of business of the owner thereof; (c) the Inventory is in the possession of the Party granting a Lien thereon, and not in the possession or control of any warehouseman, bailee or any agent; PROVIDE, HOWEVER, that Inventory held by third parties under consignment arrangements with an aggregate value (determined at the lower of cost or market on a consistent basis) up to but not exceeding $1,000,000 shall be included as "Eligible Inventory" under this Agreement); (d) each of the representations and warranties set forth in the Security Documents with respect to such Inventory is true and correct on such date, and (e) Lender has not deemed such Inventory ineligible because Lender reasonably considers the collateral value thereof to be impaired or its ability to realize such value to be insecure. The term "ELIGIBLE INVENTORY" shall not include any Inventory which has either been received by a customer, even if on a consignment or "sale or return" basis, or as to which title has passed from the owner thereof. In the event of any dispute under the foregoing criteria about whether a portion of Inventory is or has ceased to be Eligible Inventory, the decision of Lender shall be conclusive and binding, absent manifest error. Nothing in this definition of "ELIGIBLE INVENTORY" shall be construed to limit or release any right of Lender to any Collateral.

      ENVIRONMENTAL CLAIM shall mean any claim; demand; action; cause of action; suit; loss; cost; damage; punitive damage; fine, penalty, expense, liability, criminal liability, judgment, governmental or private investigation relating to Remediation or compliance with Requirements of Environmental


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Laws; proceeding; Lien; personal injury, or property damage, in each case whether threatened, sought, brought or imposed, that is related to or that seeks to recover Costs related to, or seeks to impose liability regarding Borrower or any of its Subsidiaries, any portion of any Property owned, leased or operated by Borrower or any of its Subsidiaries or operations conducted at any portion of such Property, in each case under any Environmental Law.

      ENVIRONMENTAL LAWS shall mean the Legal Requirements relating to environmental matters in the jurisdictions where Borrower or any of its Subsidiaries owns, leases or operates Property or under federal law.

      ENVIRONMENTAL PERMITS shall mean any permit, license, registration, waste identification number, approval or other authorization required by any Environmental Law and relating to Borrower or any of its Subsidiaries or their Property or their business or operations.

      ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the U.S. Department of Labor thereunder.

      EVENT OF DEFAULT shall have the meaning assigned to it in PARAGRAPH 8 hereof.

      FACILITY DEBT means the Indebtedness evidenced by the Note and other sums now or hereafter payable to Lender under any of the Credit Documents, including the Letter of Credit Liabilities.

      FDIC PERCENTAGE means, on any day, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as well capitalized and within supervisory subgroup "B" (or a comparable risk classification) within the meaning of 12 C.F.R. ss.372.3(d) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for its insuring time deposits at offices of such member in the United States. Each determination of the FDIC Percentage by Lender shall be conclusive and binding, absent manifest error, and may be computed by using any reasonable averaging and attribution method.

      FEDERAL FUNDS RATE means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Lender from three Federal funds brokers of recognized standing selected by Lender in its sole and absolute discretion.

      FINANCING STATEMENTS means all such Uniform Commercial Code financing statements as Lender shall require, in Proper Form, duly executed by Borrower or others to give notice of and to perfect or continue perfection of Lender's Liens in all Collateral.


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
      FIXED CHARGE COVERAGE RATIO means, as of any day, the ratio of (a) EBITDA for the 12 month period ending on such day LESS federal, state and municipal taxes actually paid for such 12- month period to (b) the Fixed Charges for such 12-month period.

      FIXED CHARGES means (without duplication), for any period, (a) the amounts of scheduled principal payments made or to be made during such period with respect to Indebtedness, PLUS (b) payments made or required to be made during such period with respect to the Capital Lease Obligations with unrelated third parties, PLUS (c) Capital Expenditures made during such period (exclusive of Capital Expenditures financed with proceeds of the Loans or other Borrowed Money Indebtedness), PLUS (d) Cash Interest Expense for such period PLUS (d) any cash dividends or distributions paid by Borrower (but not by a Subsidiary of Borrower to Borrower) during such period.

      GAAP means, as to a particular Person, such accounting practice as, in the opinion of the independent certified public accountants of recognized national standing regularly retained by such Person and acceptable to Lender, conforms at the time to generally accepted accounting principles, consistently applied. GAAP means those principles and practices (a) which are recognized as such by the Financial Accounting Standards Board, (b) which are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the most recent audited financial statements of the relevant Person furnished to Lender, and (c) which are consistently applied for all periods after the date hereof so as to reflect properly the financial condition, and results of operations and changes in financial position, of such Person. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board in order for such principle or practice to continue as a GAAP or practice, all reports and financial statements required hereunder may be prepared in accordance with such change only after written notice of such change is given to Lender.

      GOVERNMENTAL AUTHORITY means any foreign governmental authority, the United States of America, any State of the United States and any political subdivision of any of the foregoing, and any central bank, agency, department, commission, board, bureau, court or other tribunal having jurisdiction over Lender, Borrower, any other Obligor or their respective Property.

      GUARANTIES means collectively each Guaranty dated concurrently herewith executed by the respective Guarantors in favor of Lender, as the same may be amended, supplemented, modified and/or restated from time to time.

      GUARANTORS means ChemWay and Way Energy.

      HAZARDOUS SUBSTANCES shall mean (a) those substances included within the statutory and/or regulatory definitions of "hazardous substance," "hazardous waste," "extremely hazardous substance," "regulated substance," "contaminant," "hazardous chemical," "hazardous materials" or "toxic substances," under any Environmental Law and (b) such other substances, materials, or that are or become classified or regulated as hazardous or toxic under any Legal Requirement.

      INDEBTEDNESS means and includes (a) all items which in accordance with GAAP would be included on the liability side of a balance sheet on the date as of which Indebtedness is to be determined

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(excluding capital stock, surplus, surplus reserves and deferred credits); (b)
all guar anties, letter of credit contingent reimbursement obligations, endorsements and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, Indebtedness of others, and (c) all Indebtedness secured by any Lien existing on any interest of the Person with respect to which Indebtedness is being determined in Property owned subject to such Lien whether or not the Indebtedness secured thereby shall have been assumed; PROVIDED, that such term shall not mean or include any Indebtedness in respect of which monies sufficient to pay and discharge the same in full (either on the expressed date of maturity thereof or on such earlier date as such Indebtedness may be duly called for redemption and payment) shall be deposited with a depository, agency or trustee acceptable to Lender in trust for the payment thereof.

      INTEREST COVERAGE RATIO means, as of any day, the ratio of (a) the amount of the EBITDA for the 12-month period ending on such date to (b) Cash Interest Expense for such period.

      INVESTMENT means the purchase or other acquisition of any securities or Indebtedness of, or the making of any loan, advance, transfer of Property or capital contribution to, or the incurring of any liability, contingently or otherwise, in respect of the Indebtedness of, any Person.

      J.L. EVANS GROUP means J. L. Evans, members of his immediate family and any trusts for the benefit of any of the foregoing.

      KEY AGREEMENTS means all contracts, permits, licenses and other rights acquired by a person or to which such Person is a party or by which such Person is bound and from time to time material to the ownership of assets or the operations of such Person.

      LEGAL REQUIREMENT means any law, statute, ordinance, decree, requirement, order, judgment, rule, or regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, whether presently existing or arising in the future. The term "Legal Requirement" includes Requirements of Environmental Law.

      LENDER INDEMNITEES shall mean Lender, any pledgee, assignee or subsequent holder or owner of the Note or any interest in the Note, any Affiliate, successor, assign or Subsidiary of Lender, and each of their respective shareholders, members, directors, officers, employees, counsel, agents and contractors, and any trustee under any Mortgage, as well as their respective heirs, beneficiaries, administrators, executors, personal representatives, trustees, receivers, successors and assigns.

      LETTER OF CREDIT shall have the meaning ascribed to such term in the Letter of Credit Agreement.

      LETTER OF CREDIT AGREEMENT means the Letter of Credit Agreement dated concurrently herewith executed by and between Borrower and Lender, as it may from time to time be amended, modified, restated or supplemented.

      LETTER OF CREDIT DOCUMENTS means the Letter of Credit Agreement, the Letters of Credit and the Applications.

      LETTER OF CREDIT LIABILITIES shall have the meaning ascribed to such term in the Letter of Credit Agreement.

      LIEN means any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions.

      LOAN AVAILABILITY PERIOD means the period from and including the date hereof to (but not including) the Termination Date.

      LOANS means the loans described in and provided for by PARAGRAPH 2 hereof.

      MARGIN PERCENTAGE means (i) on any day prior to September 30, 1996, 0.25% and (ii) on and after October 1, 1996, the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Debt to EBITDA Ratio as of the last day of the most recently ended fiscal quarter of Borrower calculated by Lender as soon as practicable after receipt by Lender of all financial reports required under this Agreement with respect to such fiscal quarter (including a Compliance Certificate) (provided, however, that if the Margin Percentage is increased as a result of the reported Debt to EBITDA Ratio, such increase shall be retroactive to the date that Borrower was obligated to deliver such financial reports to Lender pursuant to the terms of this Agreement and provided further, however, that if the Margin Percentage is decreased as a result of the reported Debt to EBITDA Ratio, and such financial reports are delivered to Lender not more than ten (10) calendar days after the date required to be delivered pursuant to the terms of this Agreement, such decrease shall be retroactive to the date that Borrower was obligated to deliver such financial reports to Lender pursuant to the terms of this Agreement):


                        DEBT TO
                      EBITDA RATIO                   MARGIN PERCENTAGE
                      ------------                   -----------------
                 Greater than or equal to
                         3.50                               0.25

                 Greater than or equal to
                   2.50 but less than 3.50                  0.00

                 Greater than or equal to
                   2.00 but less than 2.50                 (0.25)

                 Less than 2.00                            (0.50)


      MATERIAL ADVERSE EFFECT shall mean a material and adverse effect on (a) the financial condition of Borrower or any of its Subsidiaries or (b) the ability of Borrower or any of its Subsidiaries to pay all of the Facility Debt in a timely manner.

      MATURITY DATE means the maturity of the Note, August 31, 1999, as the same may hereafter be accelerated pursuant to the provisions of any of the Credit Documents.

      MAXIMUM CREDIT AVAILABLE AMOUNT means, at any date, an amount equal to the lesser of (i) $6,700,000 or (ii) the Borrowing Base.

      MORTGAGED PROPERTIES shall mean all Property of any Obligor, whether now existing or hereafter acquired, which is subject to the Lien of a Mortgage.

      MORTGAGES shall mean, collectively, the deeds of trust, mortgages, security agreements, pledges, assignments of rents, financing statements and assignments of leases and proceeds, each in Proper Form, executed or to be executed by the Borrower or any of its Subsidiaries in favor of Lender, and all improvements, appurtenances and personal property related thereto, as any of the foregoing may from time to time be amended, modified, restated or supplemented.

      NON-MATERIAL SUBSIDIARIES means Evans Oil of Louisiana, a Louisiana corporation, In & Out Mini Mart, Inc., a Texas corporation, Diamond Mini Mart, Inc., a Texas corporation, EDCO Environmental, Inc., a Texas corporation, and Distributor Informational Systems Corporation, a Texas corporation.

      NOTE means the promissory note dated concurrently herewith executed by Borrower payable to the order of Lender in the face amount of $5,200,000, and any and all renewals, extensions, modifications, rearrangements and/or replacements thereof.

      OBLIGORS means any Person now or hereafter primarily or secondarily obligated to pay all or any part of the Facility Debt, including Borrower and Guarantors.

      ORGANIZATIONAL DOCUMENTS means, with respect to a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a partnership, the partnership agreement establishing such partnership; with respect to a joint venture, the joint venture agreement establishing such joint venture, and with respect to a trust, the instrument establishing such trust; in each case including any and all modifications thereof as of the date of the Credit Document referring to such Organizational Document and any and all future modifications thereof which are consented to by Lender.

      PARTIES means all Persons other than Lender executing any Credit Document.

      PAST DUE RATE means, on any day, a rate per annum equal to the Ceiling Rate for that day, or only if applicable law imposes no maximum nonusurious rate of interest for that day, then the Past Due Rate for that day shall be a rate per annum equal to the Stated Rate (as defined in the Note) PLUS five percent (5%) per annum.

      PBGC means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      PERMITTED ACCOUNT PAYMENT PERIOD means the shorter of (i) the period beginning on the date of invoice and ending on the date 90 calendar days thereafter or (ii) the period beginning on the date of invoice and ending on the date which is three (3) times the period provided for in the applicable invoice for payment of the applicable Account without penalty.

      PERMITTED INVESTMENTS means: (a) readily marketable securities issued or fully guaranteed by the United States of America with maturities of not more than one year, (b) commercial paper rated "Prime 1" by Moody's Investors Service, Inc. or "A-1" by Standard and Poor's Ratings Services with maturities of not more than 180 days, and (c) certificates of deposit or repurchase obligations issued by any U.S. domestic bank having capital surplus of at least $100,000,000 or by any other financial institution acceptable to Lender, all of the foregoing not having a maturity of more than one year from the date of issuance thereof.

      PERSON means any individual, corporation, partnership, joint venture, joint stock association, business or other trust, unincorporated organization, Governmental Authority or any other form of entity.

      PLAN means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (a) maintained by Borrower, any other Obligor or any member of a Controlled Group for employees of Borrower or any other Obligor or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Borrower, any other Obligor or any member of a Controlled Group for employees of Borrower or any other Obligor is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

      PRIME RATE means, on any day, the rate determined by Lender as being its prime rate for that day. Without notice to Borrower or any other Person, the Prime Rate shall automatically fluctuate upward and downward as and in the amount by which said prime rate fluctuates, with each change to be effective as of the date of each change in said prime rate. THE PRIME RATE IS A REFERENCE RATE AND DOES NOT NECESSARILY REPRESENT THE LOWEST OR BEST RATE ACTUALLY CHARGED TO ANY CUSTOMER, AND LENDER DISCLAIMS ANY STATEMENT, REPRESENTATION OR WARRANTY TO THE CONTRARY. LENDER MAY MAKE COMMERCIAL LOANS OR OTHER LOANS AT RATES OF INTEREST AT, ABOVE OR BELOW THE PRIME RATE.

      PROPER FORM means in form and substance satisfactory to Lender.

      PROPERTY means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

      QUARTERLY FINANCIAL STATEMENTS means the quarterly financial statements of a Person, including all notes thereto, which statements shall include a balance sheet as of the end of such calendar quarter and an income statement and a statement of cash flows for such calendar quarter, and for the fiscal year to date, subject to normal year-end adjustments, all setting forth in comparative form the corresponding figures for the corresponding calendar quarter of the preceding year, prepared in accordance with GAAP and certified as true and correct by an appropriate officer or other acceptable party acceptable to Lender on behalf of such Person. The Quarterly Financial Statements for Borrower and its Subsidiaries shall be prepared on both a consolidated and a consolidating basis (the parties recognizing that such consolidating statements will be prepared in accordance with GAAP only to the extent normal and customary).

      RCRA shall mean the Resource Conservation and Recovery Act, 42 U.S.C.ss.ss.6901 ET SEQ.

      RELEASE (or RELEASED) shall have the meaning specified in the federal Comprehensive Environmental Response, Compensation and Liability Act.

      REMEDIATION shall mean any action necessary to ensure compliance with the requirements of Environmental Law including (a) the removal and Disposal or containment (if containment is practical under the circumstances and is permissible within requirements of Environmental Law) or monitoring of any and all Hazardous Substances; (b) the taking of reasonably necessary precautions to protect against the Release or threatened Release of Hazardous Substances at, on, in, about, under, within or near the air, soil, surface water, groundwater or soil vapor; (c) any action necessary to mitigate (1) a Release or threatened Release of Hazardous Substances; (2) the usurpation of wetlands, pinelands or other protected land or reclaim the same, or (3) to protect and preserve wildlife species; (d) any action necessary to meet the requirements of an Environmental Permit, and (e) any other action reasonably required to satisfy requirements of Environmental Law.

      REQUEST FOR CREDIT means a request for credit duly executed by an appropriate officer or other responsible party acceptable to Lender on behalf of Borrower, appropriately completed and substantially in the form of EXHIBIT A attached hereto.

      RETAINED EARNINGS shall have the meaning ascribed to such term under GAAP.

      SECURITY AGREEMENTS means, collectively, the security agreements dated concurrently herewith executed by Borrower and Guarantors, respectively, in favor of Lender, together with any and all security agreements hereafter executed in favor of Lender in connection with, or as security for the payment or performance of, any Credit Document, as any of them may from time to time be amended, modified, restated or supplemented.

      SECURITY DOCUMENTS means, collectively, this Agreement, the Security Agreements, the Guaranties, the Financing Statements and any and all other agreements, deeds of trust, mortgages, chattel mortgages, security agreements, pledges, guaranties, assignments of production or proceeds of production, assignments of income, assignments of contract rights, assignments of partnership interests, assignments of royalty interests, assignments of performance, completion or surety bonds, standby agreements, subordination agreements, undertakings and other instruments and Financing Statements now or hereafter executed and delivered in connection with, or as security for the payment or performance of, any Credit Document, as any of them may from time to time be amended, modified, restated or supplemented.

      STORAGE TANK FUNDS means all funds, programs and trust monies directly or indirectly established, maintained or administered by any Governmental Authority or any other Person which is designed to or has the effect of providing funds (whether directly or indirectly or as reimbursement) for the repair or replacement of any Storage Tank heretofore, now or hereafter located on any part of the Mortgaged Property, or the remediation or cleanup of any spill, leakage or contamination from any such Storage Tank or resulting from the ownership, use or maintenance of any such Storage Tank or to compensate third parties for any personal injury or property damage resulting from any such spill, leakage or contamination.

      STORAGE TANKS shall mean Aboveground Storage Tanks and Underground Storage Tanks.

      SUBSIDIARY means, as to a particular parent Person, any other Person of which 50% or more of the indicia of equity rights (whether outstanding capital stock, partnership interests or otherwise) is at the time directly or indirectly owned or held by such parent Person, or by one or more of its Affiliates. As of the date hereof, Borrower's only Subsidiaries are ChemWay, Way Energy and the Non-Material Subsidiaries.

      SUPPLEMENTAL ENVIRONMENTAL ASSESSMENT shall mean a comprehensive analysis prepared by consultants approved by Lender and in Proper Form of (a) the compliance by Borrower and each of its Subsidiaries with Environmental Laws and
(b) the activities conducted at any portion of the Mortgaged Property for the purpose of determining whether there exists any condition that could give rise to any Environmental Claim against Borrower, any of its Subsidiaries, any portion of the Mortgaged Property or any operator thereof.

      TANGIBLE NET WORTH means total assets (valued at cost less normal depreciation), LESS (a) all intangibles and (b) all liabilities including contingent and indirect liabilities), all determined in accordance with GAAP. The term "INTANGIBLES" shall include, without limitation, (1) deferred charges;
(2) the amount of any write-up in the book value of any assets contained in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired, and (3) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like intangibles. The term "LIABILITIES" shall include, without limitation, (1) Indebtedness secured by Liens on Property of the Person with respect to which Tangible Net Worth is being computed, whether or not such Person is liable for the payment thereof; (2) deferred liabilities, and (3) Capital Lease Obligations. Tangible Net Worth shall be determined on a consolidated basis.

      TERMINATION DATE means the earlier of (a) the Maturity Date or (b) the date of termination of the Commitment pursuant to PARAGRAPH 8 hereof.

      TEXAS CREDIT CODE means Title 79, Texas Revised Civil Statutes, 1925, as amended.

      UNDERGROUND STORAGE TANK shall have the meaning ascribed to it in RCRA.

      UNFUNDED LIABILITIES means, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent actuarial valuation report for such Plan, but only to the extent that such excess represents a potential liability of any member of the applicable Controlled Group to the PBGC or a Plan under Title IV of ERISA. With respect to multiemployer Plans, the term "Unfunded Liabilities" shall also include contingent liability for withdrawal liability under Section 4201 of ERISA to all multiemployer Plans to which Borrower, any other Obligor or any member of a Controlled Group for employees of Borrower or any other Obligor contribute in the event of complete withdrawal from such Plans.

      WAY ENERGY means Way Energy Systems, Inc., a Delaware corporation and a wholly owned Subsidiary of Borrower.

The words "HEREOF," "HEREIN," and "HEREUNDER" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement.

      2.    LOANS; FEES.

      (a) Lender agrees, subject to all of the terms and conditions of this Agreement (including PARAGRAPH 4 hereof), to make Loans during the Loan Availability Period under this Paragraph to Borrower in an aggregate principal amount at any one time outstanding up to but not exceeding $5,200,000. Without limiting the foregoing, Borrower and Lender agree that (i) the aggregate unpaid principal amount of all Loans used for the benefit of Borrower will not exceed $2,200,000, (ii) the aggregate unpaid principal amount of all Loans used for the benefit of ChemWay will not exceed $2,500,000 and (iii) the aggregate unpaid principal amount of all Loans used for the benefit of Way Energy will not exceed $500,000. Subject to the conditions in this Agreement, any such Loan repaid during the Loan Availability Period may be reborrowed during the Loan Availability Period pursuant to the terms of this Agreement. Borrower and Lender agree that Chapter 15 of the Texas Credit Code shall not apply to this Agreement, the Note or any Loan obligation. The Loans shall be evidenced by the Note. Lender shall in no event be obligated to fund more than one (1) Loan in any period of 5 days. Each Loan shall be in a principal amount equal to $100,000 or an integral multiple of $50,000 in excess thereof or the amount by which the Commitment exceeds the sum of the Letter of Credit Liabilities plus the unpaid principal balance of the Note, whichever is less. Loan proceeds shall be made available to Borrower by depositing them in an account designated by Borrower and maintained with Lender.

      (b) Borrower shall pay to Lender the commitment fee for the period from the date of this Agreement to and including the Termination Date at a rate per annum equal to the Commitment Fee Percentage from time to time in effect, payable in arrears. Such commitment fees shall be computed (on the basis of the actual number of days elapsed in a year composed of 360 days) on each day and shall be based on the excess of (x) the aggregate amount of the Commitment for such day over (y) the sum of (i) the unpaid principal balance of the Note on such day PLUS (ii) the aggregate Letter of Credit Liabilities for such day. Accrued commitment fees shall be payable on the last day of each November, February, May and August prior to the Termination Date and on the Termination Date. All past due fees payable under this Paragraph shall bear interest at the Past Due Rate. Borrower may, upon three

(3) Business Days' written notice to Lender, permanently reduce the Commitment in increments equal to $100,000 or an integral multiple of $50,000 in excess thereof. In addition to such commitment fee, Borrower shall pay to Lender (i) an advisory fee in the amount of $100,000 which shall be due and payable on January 1, 1997 and (ii) an annual administration fee in the amount of $5,000, payable concurrently with the execution of this Agreement and on each anniversary of the execution hereof.

      3. MANDATORY PREPAYMENTS. Borrower shall from time to time on demand by Lender prepay the Loans (or provide Cover for Letter of Credit Liabilities) in such amounts as shall be necessary so that at all times the aggregate outstanding amount of (x) the sum of the aggregate principal amount of all Loans outstanding plus the aggregate amount of the Letter of Credit Liabilities shall be less than or equal to the Maximum Credit Available Amount.

      4.    CONDITIONS PRECEDENT.

      (a) The obligation of Lender to make any Loan or to issue any Letter of Credit is subject to the accuracy of all representations and warranties of Borrower or any other Obligor in this Agreement or any other Credit Document on the date thereof (and Lender's receipt of evidence of such accuracy), to the performance by Borrower and the other Obligors of their respective obligations under the Credit Documents (and Lender's receipt of evidence of such performance) and to the satisfaction of the following conditions: (i) Lender shall have received, no later than 11:00 a.m. Houston, Texas time on the day one
(1) Business Day preceding the date of the requested Loan in the case of a Loan, and no later than 11:00 a.m. Houston, Texas time on the day five (5) Business Days preceding the date of the requested issuance, in the case of a Letter of Credit, a duly completed and executed Request for Credit, accompanied by a duly executed Borrowing Base Certificate dated as of the last day of the calendar month immediately preceding such Request for Credit; (ii) prior to the date thereof, there shall have occurred, in the sole opinion of Lender, no material adverse change in the assets, liabilities, financial condition, business or affairs of any Obligor; (iii) no Default or Event of Default shall have occurred and be continuing or will occur as a result of the requested Loan or issuance;
(iv) the making of the Loan or the issuance of such Letter of Credit shall not be prohibited by, or subject Lender to any penalty or onerous condition under, any applicable Legal Requirement; (v) all of the Credit Documents have been executed and delivered, and shall be valid, enforceable and in full force and effect; (vi) all fees and expenses owed to Lender under any of the Credit Documents as of the date thereof shall have been paid in full; (vii) Lender shall have received evidence reasonably satisfactory to Lender as to the perfection and priority of the Liens created by the Security Documents; and
(viii) Lender shall have received such other documents as it may reasonably require. Each such Loan and Letter of Credit shall be subject to the further condition that, at the time thereof, all legal matters incident to the transactions herein contemplated shall be satisfactory to Lender's legal counsel. Delivery of any Request for Credit to Lender shall constitute a representation by Borrower that the representations and warranties made by Borrower under this Agreement and the other Credit Documents are true and correct as of the date of delivery of such Request for Credit.

            (b) In addition to the conditions described in PARAGRAPH 4(A) hereof, the obligation of Lender to make the initial Loan or to issue the initial Letter of Credit (whichever shall first occur) is subject to the receipt by Lender of each of the following, in Proper Form: (1) the Note and the other

Credit Documents; (2) a duly executed Borrowing Authorization with respect to each applicable Obligor; (3) a current certificate from the Secretary of State or other appropriate official of the State of Texas as to the continued existence and good standing of each applicable Obligor; (4) a current certificate from the appropriate public official of each jurisdiction other than the State of Texas as to the due qualification to do business and good standing of each Obligor where such qualification is necessary to conduct such Obligor's business in such jurisdiction; (5) a legal opinion from independent counsel for Borrower and the other Obligors acceptable to Lender; and (6) insurance policies addressed to Lender reflecting the insurance required by the Credit Documents.

      5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that:

            (a) If any Obligor is not a natural person, (i) such Obligor is duly organized, validly existing and in good standing under the laws of the state of its organization and has full legal right, power and authority to carry on its business as presently conducted and to execute, deliver and perform its obligations under the Credit Documents executed by it, (ii) such Obligor is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business it conducts makes such qualification necessary or desirable and (iii) such Obligor's execution, delivery and performance of the Credit Documents executed by it have been duly authorized by all necessary action under such Obligor's organizational documents and otherwise.

            (b) Each Obligor's execution, delivery and performance of the Credit Documents do not and will not require (i) any consent of any other Person or
(ii) any consent, li cense, permit, authorization or other approval (including foreign exchange approvals) of any court, arbitrator, administrative agency or other Governmental Authority, or any notice to, exemption by, any registration, declaration or filing with or the taking of any other action in respect of, any such court, arbitrator, administrative agency or other Governmental Authority.

            (c) Neither execution or delivery of any Credit Document, nor the fulfillment of or compliance with its terms and provisions will (i) violate any Legal Requirement or the Organizational Documents of Obligors or (ii) conflict with or result in a breach of the terms, conditions or provisions of, or cause a default under, any agreement, instrument, franchise, license or concession to which any Obligor is a party or bound.

            (d) Each Credit Document has been duly and validly executed, issued and delivered by the applicable Obligor. They are in proper legal form for prompt enforcement and they are the respective Obligors' valid and legally binding obligations, enforceable in accordance with their terms. Obligors' obligations under them rank and will rank at least equal in priority of payment with all of Obligors' other Indebtedness (except only for Indebtedness preferred by operation of law or Indebtedness disclosed in writing to Lender before execution and delivery of this Agreement).

            (e) All information supplied to Lender, and all statements made to Lender by or on behalf of Obligors before, concurrently with or after execution of this Agreement are and will be true, correct, complete, valid and genuine in all material respects. Each of Obligors' financial statements furnished to Lender fairly present the financial condition of the applicable Obligor as of its date and for the period then ended. No material adverse change has occurred in the financial conditions reflected in any such statements since their dates, and all assets listed on such statements are subject to the applicable Obligor's management, control and disposition and-- except as shown therein--are available to satisfy any claims rightfully made pursuant to the Credit Documents.

            (f) Obligors have filed all tax returns required to be filed and paid all taxes shown thereon to be due, including interest and penalties, except for taxes which are being dili gently contested in good faith and for payment of which adequate reserves have been set aside.

            (g) There is no condemnation or other action, suit or proceeding pending--or, to the best of Borrower's knowledge, threatened--against or affecting any Obligor or the Collateral, at law or in equity, or before or by any Governmental Authority, which might result in any material adverse change in any Obligor's business or financial condition or in the Collateral or in other Property of any Obligor or any interest in it.

            (h) Obligors are not in default with respect to any order, writ, injunction, decree or demand of any court or other Governmental Authority, in the payment of any Indebtedness for borrowed money or under any agreement or other papers evidencing or securing any such Indebtedness.

            (i) Obligors are not a party to any contract or agreement which materially and adversely affects any of their businesses, Properties or financial conditions.

            (j) Obligors are now solvent, and no bankruptcy or insolvency proceedings are pending or contemplated by or--to Borrower's knowledge--against any Obligor. Each Obligor's liabilities and obligations under the Credit Documents to which it is a party do not and will not render such Obligor insolvent, cause such Obligor's liabilities to exceed such Obligor's assets or leave such Obligor with too little capital to properly conduct all of its business as now conducted or contemplated to be conducted.

            (k) No representation or warranty contained in any Credit Document and no statement contained in any certificate, schedule, list, financial statement or other papers furnished to Lender by or on behalf of any Obligor contains--or will contain--any untrue statement of material fact, or omits--or will omit--to state a material fact necessary to make the statements contained therein not misleading.

            (l) Except as disclosed to Lender in writing prior to the date of this Agreement, none of the proceeds of the Note will be used for the purpose of purchasing or carrying, directly or indirectly, any margin stock or for any other purpose which would make such credit a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

            (m) Obligors possess all permits, licenses, patents, trademarks, tradenames and copyrights required to conduct their respective businesses.

            (n) Obligors and the Collateral are in compliance with all applicable Legal Requirements and Obligors manage and operate (and will continue to manage and operate) their businesses in accordance with good industry practices.

            (o) With respect to each Plan, Borrower, each other Obligor and each member of a Controlled Group for the employees of Borrower or any other Obligor have fulfilled their obligations, including obligations under the minimum funding standards of ERISA and the Code and are in compliance in all material respects with the provisions of ERISA and the Code. No event has occurred which could result in a liability of Borrower, any other Obligor or any member of a Controlled Group for the employees of Borrower or any other Obligor to the PBGC or a Plan (other than to make contributions in the ordinary course). Since the effective date of Title IV of ERISA, there have not been any nor are there now existing any events or conditions that would cause the Lien provided under
Section 4068 of ERISA to attach to any Property of Borrower, any other Obligor or any member of a Controlled Group for the employees of Borrower or any other Obligor. There are no Unfunded Liabilities with respect to any Plan. No "prohibited transaction" has occurred with respect to any Plan.

            (p) Neither Borrower nor any other Obligor is an investment company within the meaning of the Investment Company Act of 1940, as amended, or, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company, within the meaning of said Act.

            (q) Neither Borrower nor any other Obligor is an "affiliate" or a "subsidiary company" of a "public utility company," or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended ("PUHC ACT"). Further, none of the transactions contemplated under this Agreement shall cause or constitute a violation of any of the provisions, rules, regulations or orders of or under the PUHC Act and the PUHC Act does not in any manner impair the legality, validity or enforceability of the Note, the liabilities of any Obligor under any of the Credit Documents or any Liens created under the Security Documents.

            (r) Borrower's principal place of business and chief executive office is 720 Avenue F North, Bay City, Texas 77414. Borrower's fiscal year is October 1 to September 30 of each calendar year.

            (s) Borrower has no Subsidiaries other than the Subsidiaries listed in the definition of "SUBSIDIARIES."

            (t) All statements made by or on behalf of any Obligor in connection with this Agreement or any other Credit Document shall constitute the joint and several representations and warranties of the Person making the statement and of Borrower.

            (u) Retained Earnings of the Non-Material Subsidiaries as of the date hereof does not exceed $3,000,000 in the aggregate or $2,000,000 as to any particular Non-Material Subsidiary.

      6. AFFIRMATIVE COVENANTS. Borrower covenants and agrees that prior to termination of this Agreement:

            (a) Borrower shall (and shall cause each other Obligor to) at all times (i) pay when due all taxes and governmental charges of every kind upon it or against its income, profits or Property, unless and only to the extent that the same shall be contested diligently in good faith and reserves deemed adequate by Lender have been established therefor; (ii) to the extent applicable, do all things necessary to preserve its existence, qualifications, rights and franchises in all states where such qualification is necessary or desirable; (iii) comply with all applicable Legal Requirements in respect of the conduct of its business and the ownership of its Property; (iv) cause its Property to be protected, maintained and kept in good repair and make all replacements and additions to its Property as may be reasonably necessary to conduct its business properly and efficiently, and (v) pay punctually and discharge when due, or renew or extend, any Indebtedness incurred by it and discharge, perform and observe the covenants, provisions and conditions to be performed, discharged and observed on its part in connection therewith, or in connection with any agreement or other instrument relating thereto or in connection with any mortgage, pledge or lien existing at any time upon any of its Property; provided, however, that nothing contained in this SUBPARAGRAPH (V) shall require payment, discharge, renewal or extension of any such Indebtedness or discharge, performance or observance of any such covenants, provisions and conditions so long as any claims which may be asserted against with respect to any such Indebtedness or any such covenants, provisions and conditions shall be contested diligently and in good faith and reserves with respect thereto deemed adequate by Lender shall be established.

            (b) Borrower shall furnish or cause to be furnished to Lender three copies of each of the following: (1) as soon as available and in any event within 90 days after the end of each fiscal year of each Obligor that is not an individual, Annual Financial Statements of such Obligor; (2) as soon as available and in any event within 45 days after the end of each calendar quarter of each fiscal year of each Obligor that is not an individual, Quarterly Financial Statements of such Obligor; (3) concurrently with the financial statements provided for in SUBSECTIONS (1) and (2) of this PARAGRAPH 6(B), beginning with the Quarterly Financial Statements as of December 31, 1996, such schedules, computations and other information, in reasonable detail, as may be required by Lender to demonstrate compliance with the covenants set forth herein or reflecting any non-compliance therewith as of the applicable date, all certified and signed by an appropriate officer or other responsible party acceptable to Lender on behalf of Borrower and a compliance certificate ("COMPLIANCE CERTIFICATE") in the form of EXHIBIT C hereto, duly executed by such officer or other responsible party; (4)(A) on the date hereof and (B) within 45 days after (i) the end of each calendar month or (ii) receipt of a request therefor (which may be given from time to time) from Lender, a Borrowing Base Certificate as at the date hereof or the last day of such calendar month or the date of such receipt, as the case may be, together with such supporting information as Lender may reasonably request; (5) on or before 30 days after the end of each calendar month, (A) a listing and aging of the Accounts of each Obligor which has executed a Security Agreement covering its Accounts as of the end of such calendar month, prepared in reasonable detail and containing such information as Lender may request and (B) a summary of the Inventory of each Obligor which has executed a Security Agreement covering its Inventory as of the end of such calendar month, prepared in reasonable detail and containing such other information as Lender may request; (6) from time to time, at any time upon the request of Lender, but at the cost of Borrower, a report of an independent collateral field examiner (which may be, or be affiliated with, Lender) with respect to the Accounts and Inventory components included in the Borrowing Base (PROVIDED, HOWEVER, that so long as no Event of Default has occurred and is continuing, Lender shall not require such a report more than once per calendar year); (7) promptly upon their becoming publicly available, one copy of each financial statement, report, notice or definitive proxy statement sent by any Obligor to shareholders generally, and of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by any Obligor with, or received by any Obligor in connection therewith from, any securities exchange or the Securities and Exchange Commission or any successor agency; and (8) such other information relating to the financial condition, operations, prospects or business of any Obligor as from time to time may be reasonably requested by Lender. Each delivery of a financial statement pursuant to this Paragraph shall constitute a republication of the representations and warranties contained in PARAGRAPH 5.

            (c) Borrower shall have and maintain:

                  (1) a Fixed Charge Coverage Ratio for Borrower and its
            Subsidiaries of not less than 1.20 to 1.00 at all times from and after October 1, 1997.

                  (2) a Tangible Net Worth for Borrower and its Subsidiaries of
            not less than (i) $18,090,000, for the period commencing on the date hereof through and including September 30, 1996 and (ii) for each fiscal year thereafter, 80% of the Tangible Net Worth as of the end of the preceding fiscal year.

                  (3) an Interest Coverage Ratio for Borrower and its
            Subsidiaries of not less than 2.50 to 1.00 at all times from and after October 1, 1996.

                  (4) a Debt to EBITDA Ratio for Borrower and its Subsidiaries
            of not greater than 4.00 at all times at all times from and after October 1, 1996.

            (d) Borrower shall (and shall cause each other Obligor to) permit Lender to inspect its Property, to examine its files, books and records and make and take away copies thereof, and to discuss its affairs with its officers and accountants, all at such times and intervals and to such extent as Lender may reasonably desire.

            (e) Borrower shall promptly execute and deliver (or cause to be executed and delivered), at Borrower's expense, any and all other and further instruments which may be requested by Lender to cure any defect in the execution and delivery of any Credit Document or more fully to describe particular aspects of the agreements and undertakings set forth in the Credit Documents.

            (f) Borrower shall (and shall cause each other Obligor to) maintain books and records in accordance with GAAP.

            (g) Borrower shall (and shall cause each of its Subsidiaries and each other Obligor to) maintain insurance with such insurers, on such of its Property, in such amounts and against such risks as is reasonably satisfactory to Lender, and furnish Lender satisfactory evidence thereof promptly upon request. These insurance provisions are cumulative of the insurance provisions of the Security Documents. Lender shall be named as loss payee and a beneficiary of such insurance and shall be provided with copies of the policies of insurance and a certificate of the insurer that the insurance required by this Paragraph may not be canceled, reduced or affected in any manner without thirty (30) days' prior written notice to Lender. Wherever applicable, such insurance shall name Lender as loss payee and/or mortgagee insured.

            (h) Borrower shall notify Lender immediately upon acquiring knowledge of the occurrence of, or if Borrower or any other Obligor causes or intends to cause, as the case may be: (1) the institution of any lawsuit or administrative proceeding affecting any Obligor, the adverse determination under which could have a material adverse effect on the business, condition (financial or otherwise), operations, Property or prospects of such Obligor or on its ability to perform its respective obligations under any Credit Document to which it is a party; (2) any material adverse change, either in any case or in the aggregate, in the assets, liabilities, business, condition (financial or otherwise), operations, Property or prospects of any Obligor; (3) any Event of Default or any Default, together with a detailed statement by an appropriate officer or other responsible party acceptable to Lender on behalf of Borrower of the steps being taken to cure the effect of such Event of Default or Default;
(4) the receipt of any notice from, or the taking of any other action by, the holder of any Indebtedness of any Obligor with respect to a claimed default, together with a detailed statement by an appropriate officer or other responsible party acceptable to Lender on behalf of Borrower specifying the notice given or other action taken by such holder and the nature of the claimed default and what action such Obligor is taking or proposed to take with respect thereto; (5) the occurrence of a default or event of default by any Obligor under any agreement to which it is a party, which default or event of default could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, Property or prospects of such Obligor; (6) any change in the accuracy of the representations and warranties of any Obligor in this Agreement or any other Credit Document, and (7) any material adverse change in the accuracy of the matters certified to in any Perfection Certificate. Borrower will notify Lender in writing at least 30 days prior to the date that any Obligor changes its name or the location of its chief executive office or principal place of business (or residence, if such Obligor is an individual) or the place where it keeps its books and records.

            (i) Borrower shall promptly furnish to Lender (and cause each other Obligor to furnish to Lender) (1) immediately upon receipt, a copy of any notice of complete or partial withdrawal liability under Title IV of ERISA and any notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, (2) if requested by Lender, promptly after the filing thereof with the United States Secretary of Labor or the PBGC or the Internal Revenue Service, copies of each annual and other report with respect to each Plan or any trust created thereunder, (3) immediately upon becoming aware of the occurrence of any "reportable event," as such term is defined in Section 4043 of ERISA, for which the disclosure requirements of Regulation Section 2615.3 promulgated by the PBGC have not been waived, or of any "prohibited transaction," as such term is defined in Section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by an appropriate officer or other responsible party acceptable to Lender on behalf of the applicable Obligor or the applicable member of a Controlled Group for the employees of such Obligor specifying the nature thereof, what action such Obligor or the applicable member of such Controlled Group is taking or proposes to take with respect thereto, and, when known, any action taken by the PBGC, the Internal Revenue Service or the Department of Labor with respect thereto, (4) promptly after the filing or receiving thereof by any Obligor or any member of a Controlled Group for the employees of such Obligor of any notice of the institution of any proceedings or other actions which may result in the termination of any Plan, and (5) each request for waiver of the funding standards or extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the Code promptly after the request is submitted by any Obligor or any member of a Controlled Group for the employees of such Obligor to the Secretary of the Treasury, the Department of Labor or the Internal Revenue Service, as the case may be. To the extent required under applicable statutory funding requirements, Borrower will fund, and will cause each other Obligor to fund, all current service pension liabilities as they are incurred under the provisions of all Plans from time to time in effect, and comply with all applicable provisions of ERISA. Borrower covenants that it shall and shall cause each other Obligor and each other member of a Controlled Group for the employees of Borrower and each other Obligor to (a) make contributions to each Plan in a timely manner and in an amount sufficient to comply with the contribution obligations under such Plan and the minimum funding standards requirements of ERISA; (b) prepare and file in a timely manner all notices and reports required under the terms of ERISA including annual reports; and (c) pay in a timely manner all required PBGC premiums.

            (j) If, after the date of this Agreement, Lender shall have determined that the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Lender's capital (or on the capital of any person or entity owning or holding a participation interest in the Facility Debt (each a "PARTICIPANT")) as a consequence of its obligations to Borrower with respect to the Loans to a level below that which could have been achieved but for such adoption, effectiveness, change or compliance (taking into consideration Lender's policies (or the policies of any applicable Participant) with respect to capital adequacy) by an amount deemed by Lender to be material, then from time to time, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender (and each applicable Participant) for such reduction. A certificate of Lender setting forth such amount or amounts as shall be necessary to compensate Lender (and each applicable Participant) as specified in this Paragraph shall be delivered as soon as practicable to Borrower and shall be conclusive and binding, absent manifest error. Borrower shall pay Lender the amount shown as due on any such certificate within fifteen (15) days after Lender delivers such certificate. In preparing such certificate, Lender may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

            (k) The proceeds of the Loans will be used to provide funds for general corporate purposes and working capital for Borrower and its Subsidiaries. The issuance of Letters of Credit may be used from time to time for Inventory suppliers in which Borrower or its applicable Subsidiary does not already have established credit.

      7. NEGATIVE COVENANTS. Borrower further covenants and agrees that prior to termination of this Agreement:

            (a) Borrower will not (and will not permit any of its Subsidiaries to) create, incur, suffer or permit to exist, or assume or guarantee, directly or indirectly, or become or remain liable with respect to any Indebtedness, whether direct, indirect, absolute, contingent or otherwise, except the following: (1) Indebtedness to Lender; (2) Indebtedness secured by Liens permitted by PARAGRAPH 7(B) hereof; (3) other liabilities existing on the date of this Agreement and disclosed in the financial statements delivered on or prior to the date hereof pursuant to PARAGRAPH 6(B) hereof, and subject to PARAGRAPH 7(J) hereof, all renewals and extensions (but not increases) thereof;
(4) purchase money Indebtedness to acquire Property not exceeding, in the aggregate, $500,000 in any 12-month period or an amount at any one time outstanding equal to 20% of EBITDA of the Borrower (on a consolidated basis) for the 12-month period ending on such day; and (5) current accounts payable and unsecured current liabilities, not the result of borrowing, to vendors, suppliers and persons providing services, for expenditures for goods and services normally required by it in the ordinary course of business and on ordinary trade terms.

            (b) Borrower will not (and will not permit any of its Subsidiaries to) create or suffer to exist any Lien upon any of the Bay City Property or any Collateral now owned or hereafter acquired, or acquire any Bay City Property or any Collateral upon any conditional sale or other title retention device or arrangement or any purchase money security agreement; or in any manner directly or indirectly sell, assign, pledge or otherwise transfer any of its Accounts or contract rights; PROVIDED, HOWEVER, that Borrower or any of its Subsidiaries may create or suffer to exist: (1) artisans' or mechanics' Liens arising in the ordinary course of business, and Liens for taxes, but only to the extent that payment of the foregoing shall not at the time be due; (2) Liens in effect on the date hereof and disclosed to Lender in the financial statements delivered on or prior to the date hereof pursuant to PARAGRAPH 6(B) hereof, provided that neither the Indebtedness secured thereby nor the Property covered thereby shall increase; and (3) Liens in favor of Lender.

            (c) Borrower will not (and will not permit any other Obligor to), in any single transaction or series of transactions, directly or indirectly: (1) consolidate, terminate, liquidate or dissolve; (2) be a party to any consolidation, termination, merger or consolidation; (3) modify or amend any of its Organizational Documents; or (4) sell, convey or lease all or any substantial part of its assets, except for sale of Inventory in the ordinary course of business and except for sales to unrelated third parties of Property other than the Bay City Property and the Collateral. Borrower will not (and will not permit any of its Subsidiaries to) (1) pledge, transfer or otherwise dispose of any of the indicia of equity rights (whether issued and outstanding capital stock, partnership interests or otherwise) of a Subsidiary or any Indebtedness of a Subsidiary, or permit any Subsidiary of any such Person to issue any additional indicia of equity rights (whether issued and outstanding capital stock, partnership interests or otherwise) other than to its parent or (2) acquire all or substantially all of the assets of any Person, or (except as expressly permitted by PARAGRAPH 7(G) hereof) any indicia of equity rights (whether issued and outstanding capital stock, partnership interests or otherwise) of any other Person.

            (d) Borrower will not (and will not permit any other Obligor or any of its Subsidiaries to): (1) redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock; (2) pay any dividend except stock dividends and dividends paid to Borrower; or (3) make any other distribution of any Property or cash to stockholders as such.

            (e) Borrower will not (and will not permit any of its Subsidiaries to) change the nature of its business or enter into any business which is substantially different from the business in which it is presently engaged or permit any material change in its management.

            (f) Borrower will not (and will not permit any other Obligor to) enter into any transaction or agreement with any officer, director, partner, trustee or owner or holder of any indicia of equity rights (whether issued and outstanding capital stock, partnership interests or otherwise) of Borrower or any other Obligor (or any Affiliate or Subsidiary of any such Person) unless the same is upon terms substantially similar to those obtainable from wholly unrelated sources.

            (g) Borrower will not (and will not permit any of its Subsidiaries to) make any loan, advance, extension of credit or capital contribution to, or make any Investment in, any Person, or make any commitment to make any such extension of credit or Investment, except indicia of equity rights of permitted Subsidiaries, Permitted Investments and normal and reasonable travel advances in the ordinary course of business to employees.

            (h) Borrower will not (and will not permit any of its Subsidiaries to) form, create or acquire any Subsidiary except for Borrower's Subsidiaries specifically listed in the definition of "SUBSIDIARIES".

            (i) Borrower will not incur (or permit any other Obligor to incur) any Unfunded Liabilities or allow any Unfunded Liabilities to arise or exist.

            (j) Borrower will not (and will not permit any other Obligor to) amend, modify or grant a waiver of any provision of any of the Key Agreements if such amendment, modification or waiver could have a material adverse effect, in Lender's sole opinion, on Lender, any Collateral, any Loan or Letter of Credit or on the ability of any Party to perform its respective obligations under any Credit Document unless the same is consented to in writing by Lender.

            (k) Borrower will not (and will not permit any of its Subsidiaries to) make or incur Capital Expenditures exceeding (i) $1,250,000, in the aggregate, during the fiscal 1997 year and (ii) for each fiscal year thereafter, the greater of $1,000,000 or 25% of EBITDA for Borrower and its Subsidiaries (on a consolidated basis) for the prior fiscal year.

            (l) Borrower will not (and will not permit any of its Subsidiaries to) incur any liabilities or obligations or other exposure with respect to arbitrage investments (i) for speculation or for any purpose other than merger and acquisition transactions or (ii) in an aggregate amount at any one time outstanding in excess of $400,000 (exclusive of treasury stock).

            (m) Without the prior written consent of Lender, Borrower will not permit Retained Earnings of the Non-Material Subsidiaries to exceed $5,000,000 in the aggregate or to exceed $3,000,000 as to any particular Non-Material Subsidiary. The consent by Lender may be conditioned upon, among other requirements, execution and delivery by the applicable Non- Material Subsidiary of a guaranty and security documents substantially the same as the Guaranties and the Security Documents executed by Guarantors concurrently herewith and the amendment of this Agreement to remove the applicable Person from the definition of "Non-Material Subsidiary" and to add the applicable Person to the definition of "Guarantor".

      8. DEFAULT. The occurrence of any of the following events shall constitute an EVENT OF DEFAULT (herein so called) under this Agreement:

            (a) any part of the Facility Debt is not paid when due, whether by lapse of time or acceleration or otherwise.

            (b) any Obligor fails to perform, observe or comply with--or defaults under--any of the terms, covenants, conditions or provisions of any Credit Document.

            (c) any representation or warranty made in any Credit Document or in any other report or other paper now or hereafter provided to Lender pursuant or incident to any Credit Document or the Facility Debt proves to have been untrue or misleading in any material respect as of the date made or deemed made.

            (d) any Obligor: (i) voluntarily suspends transaction of business;
(ii) becomes insolvent or unable to pay its Indebtedness as it matures; (iii) commences a voluntary case in bankruptcy or a voluntary petition seeking reorganization or to effect a plan or other arrangement with creditors; (iv) makes an assignment for the benefit of creditors; (v) applies for or consents to the appointment of a receiver or trustee for any such person or entity or for any substantial portion of its Property; or (vi) makes an assignment to an agent authorized to liquidate any substantial part of its assets.

            (e) in respect of any Obligor: (i) an involuntary case shall be commenced with any court or other authority seeking liquidation, reorganization or a creditor's arrangement of any such person or entity; (ii) an order of any court or other authority shall be entered appointing any receiver or trustee for any such person or entity or for any substantial portion of its Property; or
(iii) a writ or warrant of attachment or any similar process shall be issued by any court or other authority against any substantial portion of the Property of any such person or entity and such petition seeking liquidation, reorganization or a creditor's arrangement or such order appointing a receiver or trustee is not vacated or stayed, or such writ, warrant of attachment or similar process is not vacated, released or bonded off within thirty (30) days after its entry or levy.

            (f) the death, legal incompetency, dissolution, liquidation or termination of any Obligor.

            (g) any action, suit or proceeding shall be commenced against or affecting any Obligor or involving the validity or enforceability of any Credit Document, at law or in equity, or before any Governmental Authority, which in Lender's judgment, impairs or would impair Lender's ability to collect the Facility Debt when due or the enforceability of any Credit Document.

            (h) any one or more final judgments for the payment of money shall be rendered against any Obligor and the same shall remain unstayed or undischarged for a period of thirty (30) days.

            (i) any Obligor shall be prevented or relieved by any Governmental Authority from performing or observing any material term, covenant or condition of any Credit Document.

            (j) any material adverse change shall occur in the Property, financial condition, business, operations, affairs or circumstances of any Obligor.

            (k) any Obligor shall fail to pay when due any principal of or interest on any borrowed money obligation or the holder of such other obligation declares--or has the right to declare--such obligation due before its stated maturity because of default.

            (l) any Obligor shall be in default under or in violation of any Legal Requirement of any Governmental Authority having jurisdiction over any such party or any such party's Property.

            (m) any Obligor shall claim--or any court shall find or rule--that Lender does not have a valid Lien on any of the Collateral.

            (n) the sale, encumbrance or abandonment (except as otherwise expressly agreed to in writing by Lender) of any of the Collateral, the making of any levy, seizure or attachment of or on any of the Collateral or the loss, theft, substantial damage or destruction of any of the Collateral.

            (o) any Obligor shall have concealed, removed, or permitted to be concealed or removed, any part of its Property, with intent to hinder, delay or defraud any of its creditors, or made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or shall have made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or, while insolvent, shall have suffered or permitted any creditor to obtain a lien upon any of its Property through legal proceedings or distraint which is not vacated within thirty (30) days from its date.

            (p) any Obligor fails to pay when due any amount which he or it is liable to pay to the PBGC or its successor or to a Plan, or notice of intent to terminate any Plan is filed under ERISA, or PBGC commences proceedings under ERISA to terminate any Plan or to cause a trustee to be appointed to administer any Plan, or a proceeding is commenced by any fiduciary of any Plan to enforce
Section 515 or Section 4219(c)(5) of ERISA, or PBGC becomes entitled to obtain a decree adjudicating that any Plan must be terminated.

            (q) Borrower shall cease to own all of the equity interests in each of its Subsidiaries or the J.L. Evans Group shall cease to own, directly or indirectly, at least 34.6% of the equity interests in Borrower.

            (r) a default, an event of default or a similar event (however denominated) shall occur under any Credit Document, unless Lender declares such default, event of default or similar event fully cured to Lender's satisfaction within any applicable cure period agreed to in writing by Lender.

Upon the occurrence of any Event of Default, and at any time thereafter, the obligation, if any, to make Loans or to issue Letters of Credit shall cease and terminate, and Lender shall have the right, at its option, (1) to declare the Commitment terminated (whereupon the Commitment shall be terminated) and to declare the unpaid balance of the Indebtedness evidenced by the Note to be immediately due and payable without further notice (including notice of intent to accelerate and notice of acceleration), protest or demand or presentment for payment, all of which are hereby expressly waived by Borrower, (2) to require Borrower to pay to Lender, in immediately available funds, an amount equal to the then aggregate amount available for drawings under all Letters of Credit (which funds shall be held by Lender as Cover) and (3) to enforce or avail itself of any and all powers, rights and remedies available at law or provided in this Agreement, the Note, the other Credit Documents or any other document executed pursuant hereto or in connection herewith. Notwithstanding any provision in this Paragraph to the contrary, upon the occurrence of any Event of Default, Lender shall have the right, immediately and without notice, to take possession of and exercise possessory rights with regard to any Collateral. All powers, rights and remedies of Lender set forth in this Paragraph shall be cumulative and not exclusive of any other power, right or remedy available to Lender under the law or under this Agreement, the Note, the other Credit Documents or any other document executed pursuant hereto or in connection herewith to enforce the performance or observance of the covenants and agreements contained in this Agreement, and no delay or omission of Lender to exercise any power, right or remedy accruing to Lender shall impair any such power, right or remedy, or shall be construed to be a waiver of the right to exercise any such power, right or remedy. Every power, right or remedy of Lender set forth in this Agreement, the Note, the other Credit Documents or any other document executed pursuant hereto or in connection herewith, or afforded by law may be exercised from time to time, and as often as may be deemed expedient by Lender. In the event that Borrower or any other Obligor is the subject of any insolvency, bankruptcy, receivership, dissolution, reorganization or similar proceeding, federal or state, voluntary or involuntary, under any present or future law or act, Lender is entitled to the automatic and absolute lifting of any automatic stay as to the enforcement of its remedies under the Credit Documents against the security for the Indebtedness evidenced by the Note and other sums due and payable to Lender under any of the Credit Documents, including specifically the stay imposed by Section 362 of the United States Federal Bankruptcy Code, as amended. Borrower hereby consents to the immediate lifting of any such automatic stay, and will not contest any motion by Lender to lift such stay. Borrower expressly acknowledges that the security for such Indebtedness is not now and will never be necessary to any plan of reorganization of any type.

      9. LENDER'S RIGHT TO CURE. If Obligors should fail to comply with any of their agreements, covenants or obligations under any Credit Document, then Lender (in the applicable Obligor's name or in Lender's own name) may perform them or cause them to be performed for Borrower's account and at Borrower's expense, but shall have no obligation to perform any of them or cause them to be performed. Any and all expenses thus incurred or paid by Lender shall be Borrower's obligations to Lender due and payable on demand, or if no demand is sooner made, then they shall be due on or before four (4) years after the respective dates on which they were incurred, and each shall bear interest from the date Lender pays it until the date Borrower repays it to Lender, at the Past Due Rate. Upon making any such payment or incurring any such expense, Lender shall be fully and automatically subrogated to all of the rights of the person, corporation or body politic receiving such payment. Any amounts owing by Borrower to Lender pursuant to this or any other provision of this Agreement shall be secured by all instruments securing the Note. The amount and nature of any such expense and the time when it was paid shall be fully established by the affidavit of Lender or any of Lender's officers or agents. The exercise of the privileges granted to Lender in this Paragraph shall in no event be considered or constitute a cure of the default or a waiver of Lender's right at any time after an Event of Default to declare the Note to be at once due and payable, but is cumulative of such right and of all other rights given by this Agreement, the Note and the Credit Documents and of all rights given Lender by law.

      10. USURY NOT INTENDED; SAVINGS PROVISIONS. Notwithstanding any provision to the contrary contained in any Credit Document, it is expressly provided that in no case or event shall the aggregate of any amounts accrued or paid pursuant to this Agreement which under applicable laws are or may be deemed to constitute interest ever exceed the maximum nonusurious interest rate permitted by applicable Texas or federal laws, whichever permit the higher rate. In this connection, Borrower and Lender stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable usury laws. In furtherance thereof, none of the terms of this Agreement shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum rate permitted by applicable laws. Borrower shall never be liable for interest in excess of the maximum rate permitted by applicable laws. If, for any reason whatever, such interest paid or received during the full term of the applicable Indebtedness produces a rate which exceeds the maximum rate permitted by applicable laws, Lender shall credit against the principal of such Indebtedness (or, if such Indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid to produce a rate equal to the maximum rate permitted by applicable laws. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the applicable Indebtedness, so that the interest rate is uniform throughout the full term of such Indebtedness. The provisions of this Paragraph shall control all agreements, whether now or hereafter existing and whether written or oral, between Borrower and Lender.

      11. DOCUMENTATION REQUIREMENTS. Each written instrument required by this Agreement, the Note or the other Credit Documents to be furnished to Lender shall be duly executed by the person or persons specified (or where no particular person is specified, by such person as Lender shall require), duly acknowledged where reasonably required by Lender and, in the case of affidavits and similar sworn instruments, duly sworn to and subscribed before a notary public duly authorized to act by governmental authority; shall be furnished to Lender in one or more copies as required by Lender; and shall in all respects be in form and substance satisfactory to Lender and to its legal counsel.

      12. CREDIT DOCUMENTS CUMULATIVE. The benefits, rights and remedies of Lender and the security contained herein or provided for in the Note, the other Credit Documents or any other document executed pursuant hereto or in connection herewith are cumulative; provided, however, that to the extent of any conflict between any provision of this Agreement and any provision contained in the Note, the other Credit Documents or any other document executed pursuant hereto or in connection herewith, the provisions of this Agreement shall control.

      13. SATISFACTION OF CONDITIONS. Where evidence of the existence or nonexistence of any circumstance or condition is required by this Agreement, the Note, the other Credit Documents or any other document executed pursuant hereto or in connection herewith to be furnished to Lender, such evidence shall in all respects be in form and substance satisfactory to Lender, and the duty to furnish such evidence shall not be considered satisfied until Lender shall have acknowledged that it is satisfied therewith.

      14. SURVIVAL. All covenants, agreements, representations and warranties made by Borrower in this Agreement, the Note, the other Credit Documents and any other document executed pursuant hereto or in connection herewith, and in any certificates or other documents or instruments delivered pursuant to this Agreement, the Note, the other Credit Documents or any other document executed pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the Note, the other Credit Documents and the other documents executed pursuant hereto or in connection herewith, and shall continue in full force and effect until full payment of the Indebtedness evidenced by the Note and/or secured by the Credit Documents, complete performance of all of the obligations of the Obligors under the Credit Documents and final termination of Lender's obligations--if any--to make any further advances under the Note or to provide any other financial accommodation to any Obligor (PROVIDED, HOWEVER, that all reimbursement obligations, indemnification and hold harmless obligations and other similar obligations of Borrower under any of the Credit Documents shall survive such payment, performance and termination). All such covenants, agreements, representations and warranties shall be binding upon any successors and assigns of Borrower, but any attempted assignment of any rights of Borrower hereunder without the prior written consent of Lender shall be null and void. No Person other than Borrower shall have any right or action hereon or any rights to Loans at any time, the Loans shall not constitute a trust fund for the benefit of any third parties and no third party shall under any circumstances have or be entitled to any Lien or any trust impressed on any undisbursed Loans.

      15. BORROWER AGREES TO PAY OR REIMBURSE LENDER'S EXPENSES. To the extent not prohibited by applicable law, Borrower will pay all costs and expenses and reimburse Lender for any and all expenditures of every character incurred or expended from time to time, regardless of whether an Event of Default shall have occurred, in connection with:

            (a) the preparation, negotiation, documentation, closing, renewal, revision, modification, increase, review or restructuring of any loan or credit facility secured by the Credit Documents, including legal, accounting, auditing, architectural, engineering and inspection services and disbursements, or in connection with collecting or attempting to enforce or collect any Credit Document.

            (b) Lender's evaluating, monitoring, administering and protecting the Collateral.

            (c) Lender's creating, perfecting and realizing upon Lender's security interest in and liens on the Collateral, and all costs and expenses relating to Lender's exercising any of its rights and remedies under any Credit Document or at law, including all appraisal fees, consulting fees, filing fees, taxes, brokerage fees and commissions, title review and abstract fees, litigation report fees, UCC search fees, other fees and expenses incident to title searches, reports and security interests, escrow fees, attorneys' fees, legal expenses, court costs, other fees and expenses incurred in connection with any complete or partial liquidation of the Collateral, and all fees and expenses for any professional services relating to the Collateral or any operations conducted in connection therewith. PROVIDED, that no right or option granted by Borrower to Lender or otherwise arising pursuant to any provision of any Credit Document shall be deemed to impose or admit a duty on Lender to supervise, monitor or control any aspect of the character or condition of the Collateral or any operations conducted in connection therewith for the benefit of Borrower or any person or entity other than Lender. Borrower agrees to indemnify, defend and hold Lender, its shareholders, directors, officers, agents, attorneys, advisors and employees (collective ly "INDEMNIFIED PARTIES") harmless from and against any and all Environmental Liabilities and any and all other loss, liability, obligation, damage, penalty, judgment, claim, deficiency, expense, action, suit, cost and disbursement of any kind or nature whatsoever (including interest, penalties, attorneys' fees and amounts paid in settlement), REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ANY OF THE INDEMNIFIED PARTIES, imposed on, incurred by or asserted against the Indemnified Parties growing out of or resulting from any Credit Document or any transaction or event contemplated therein (except that such indemnity shall not be paid to any Indemnified Party to the extent that such loss, etc. directly results from the gross negligence or willful misconduct of that Indemnified Party). If any person or entity (including Borrower or any of its affiliates) ever alleges gross negligence or willful misconduct by an Indemnified Party, the full amount of indemnification provided for in this Paragraph shall nonetheless be paid upon demand, subject to later adjustment or reimbursement at such time--if any--as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. Any amount to be paid under this Paragraph by Borrower to Lender shall be a demand obligation owing by Borrower to Lender and shall bear interest from the date of expenditure until paid at the Past Due Rate.

      16. AMENDMENTS IN WRITING. This Agreement shall not be changed orally but shall be changed only by agreement in writing signed by Borrower and Lender. Any waiver or consent with respect to this Agreement shall be effective only in the specific instance and for the specific purpose for which given. No course of dealing between the parties, no usage of trade and no parol or extrinsic evidence of any nature shall be used to supplement or modify any of the terms or provisions of this Agreement.

      17. NOTICES. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering it against receipt for it, by depositing it with an overnight delivery service or by depositing it in a receptacle maintained by the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed to the respective parties at the addresses shown herein (and if so given, shall be deemed given on the second

Business Day after mailing). Borrower's address for notice may be changed at any time and from time to time, but only after thirty (30) days' advance written notice to Lender and shall be the most recent such address furnished in writing by Borrower to Lender. Lender's address for notice may be changed at any time and from time to time, but only after ten (10) days' advance written notice to Borrower and shall be the most recent such address furnished in writing by Lender to Borrower. Actual notice, however and from whomever given or received, shall always be effective when received. Whenever (and if) notice by telecopy by Borrower is permitted hereunder, it is intended for the convenience of Borrower, and Lender may rely on, and shall not be liable for acting (or refraining from acting) upon, any notice, instruction or request purporting to have been signed or presented by the proper party unless such action (or refraint from action) constitutes gross negligence or willful misconduct.

      18. GENDER; "INCLUDING" IS NOT LIMITING; SECTION HEADINGS. The masculine and neuter genders used in this Agreement each includes the masculine, feminine and neuter genders, and whenever the singular number is used, the same shall include the plural where appropriate, and VICE VERSA. Wherever the term "including" or a similar term is used in this Agreement, it shall be read as if it were written "including by way of example only and without in any way limiting the generality of the clause or concept referred to." The headings used is this Agreement are included for reference only and shall not be considered in interpreting, applying or enforcing this Agreement.

      19. LENDER'S OFFSET RIGHTS. Lender is hereby authorized at any time and from time to time, without notice to any person or entity (and Borrower hereby WAIVES any such notice) to the fullest extent permitted by law, to set-off and apply any and all monies, securities and other Properties of Borrower now or in the future in the possession, custody or control of Lender, or on deposit with or otherwise owed to Borrower by Lender--including all such monies, securities and other Properties held in general, special, time, demand, provisional or final accounts or for safekeeping or as collateral or otherwise (but excluding those accounts clearly designated as escrow or trust accounts held by Borrower for others unaffiliated with Borrower)--against any and all of Borrower's obligations to Lender now or hereafter existing under this Agreement, irrespective of whether Lender shall have made any demand under this Agreement. Lender agrees to use reasonable efforts to promptly notify Borrower after any such set-off and application, PROVIDED that failure to give--or delay in giving--any such notice shall not affect the validity of such set-off and application or impose any liability on Lender. Lender's rights under this Paragraph are in addition to other rights and remedies (including other rights of set-off) which Lender may have.

      20. VENUE. This Agreement is performable in Harris County, Texas, which shall be a proper place of venue for suit on or in respect of this Agreement. Borrower irrevocably agrees that any legal proceeding in respect of this Agreement shall be brought in the district courts of Harris County, Texas or the United States District Court for the Southern District of Texas, Houston Division (collectively, the "SPECIFIED COURTS"). Borrower hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts of the State of Texas. Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Credit Document brought in any Specified Court, and hereby further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Borrower further irrevocably consents to the service of process out of any of the Specified Courts in any such suit, action or proceeding by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to Borrower at its address as provided in this Agreement or as otherwise provided by Texas law. Nothing herein shall affect the right of Lender to commence legal proceedings or otherwise proceed against Borrower in any jurisdiction or to serve process in any manner permitted by applicable law. Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT.

      21. RIGHTS CUMULATIVE; DELAY NOT WAIVER. Lender's exercise of any right, benefit or privilege under any of the Credit Documents or any other papers or at law or in equity shall not preclude the concurrent or subsequent exercise of Lender's other present or future rights, benefits or privileges. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law, the Credit Documents or any other papers. No failure by Lender to exercise, and no delay in exercising, any right under any Credit Document or any other papers shall operate as a waiver thereof.

      22. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby, and this Agreement shall be liberally construed so as to carry out the intent of the parties to it. Each waiver in this Agreement is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against Lender for having bargained for and obtained it.

      23. RELEASE OF CLAIMS. BORROWER HEREBY RELEASES, DISCHARGES AND ACQUITS FOREVER LENDER AND ITS OFFICERS, DIRECTORS, TRUSTEES, AGENTS, EMPLOYEES AND COUNSEL (IN EACH CASE, PAST, PRESENT OR FUTURE) FROM ANY AND ALL CLAIMS EXISTING AS OF THE DATE HEREOF (OR THE DATE OF ACTUAL EXECUTION HEREOF BY BORROWER, IF LATER). AS USED HEREIN, THE TERM "CLAIM" SHALL MEAN ANY AND ALL LIABILITIES, CLAIMS, DEFENSES, DEMANDS, ACTIONS, CAUSES OF ACTION, JUDGMENTS, DEFICIENCIES, INTEREST, LIENS, COSTS OR EXPENSES (INCLUDING COURT COSTS, PENALTIES, ATTORNEYS' FEES AND DISBURSEMENTS, AND AMOUNTS PAID IN SETTLEMENT) OF ANY KIND AND CHARACTER WHATSOEVER, INCLUDING CLAIMS FOR USURY, BREACH OF CONTRACT, BREACH OF COMMITMENT, NEGLIGENT MISREPRESENTATION OR FAILURE TO ACT IN GOOD FAITH, IN EACH CASE WHETHER NOW KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, ASSERTED OR UNASSERTED OR PRIMARY OR CONTINGENT, AND WHETHER ARISING OUT OF WRITTEN DOCUMENTS, UNWRITTEN UNDERTAKINGS, COURSE OF CONDUCT, TORT, VIOLATIONS OF LAWS OR REGULATIONS OR OTHERWISE.

      24. ENTIRE AGREEMENT. This Agreement, the Note and the other Credit Documents together embody the entire agreement and understanding between Borrower and Lender with respect to the subject matter hereof and supersede all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. Borrower acknowledges and agrees that there is no oral agreement between Borrower and Lender which has not been incorporated in this Agreement, the Note and the other Credit Documents.

      25. COUNTERPARTS. This Agreement may be executed in several identical counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

      26. SALE AND ASSIGNMENT. Lender reserves the right, in its sole discretion, without notice to Borrower or any other Person, to sell participations or assign its interest, or both, in all or any part of this Agreement, the Note, any of the other Credit Documents or any Loan. Without limiting the foregoing, and notwithstanding anything contained in any Credit Document to the contrary, Lender may at any time assign all or any portion of its rights under this Agreement, the Note and the other Credit Documents as collateral to a Federal Reserve Bank.

      27.   ENVIRONMENTAL MATTERS.

      (a) Notwithstanding the definitions set forth in PARAGRAPH 1 hereof, if any Environmental Law is amended so as to broaden the meaning of any term defined in it, such broader meaning shall apply subsequent to the effective date of such amendment. Where a defined term used in this PARAGRAPH 26 derives its meaning from a statutory reference, for the purposes of this PARAGRAPH 26 any regulatory definition promulgated pursuant to the applicable statute shall be deemed to be applicable to the extent its definition is broader than the statutory reference and any reference or citation to a statute or regulation shall be deemed to include any amendments to that statute or regulation and judicial and administrative interpretations of it. Any specific references to a law shall include any amendments to it promulgated from time to time.

      (b) Borrower agrees as follows:

            (i) Within 20 days after discovery by any Obligor of any Release of any Hazardous Substance at any portion of any Property owned by such Obligor which must be reported to any Governmental Authority and which could reasonably be expected to have a Material Adverse Effect, Borrower shall (or shall cause such Obligor to) give Lender a notice substantially in the form of EXHIBIT D and a copy of the report and any additional documents sent to such Governmental Authority.

            (ii) If any Release of Hazardous Substances should exist or occur at any portion of any Property owned by any Obligor (other than a Release of ACM in connection with the repair or replacement of motor vehicle parts used in the ordinary course of such Obligor's business, but only if such Release does not violate any Requirement of Environmental Law) or if any Governmental Authority or any other Person should order or direct Borrower to undertake Remediation of any Hazardous Substances at any portion of any Property owned by any Obligor or take any other action to satisfy Requirements of Environmental Law with respect to any Property owned by any Obligor or the operations thereon, Borrower, at no cost to Lender

      Indemnitees, shall (or shall cause the applicable Obligor to) comply with all such Environmental Law, conduct and complete all required actions and undertake such Remediation promptly upon discovery or notice thereof and thereafter diligently pursue such Remediation, completing each part of it within each applicable period established by the relevant Governmental Authority (or if no such period or schedule is established, in accordance with a reasonable schedule consistent with prudent business practice taking into account potentially adverse effects to the environment and individuals' health and safety), but in any case before any Lien is created on any portion of the applicable Property. If any Obligor undertakes any Remediation with respect to any Property owned by such Obligor, or causes it to be undertaken, such Remediation shall be conducted and completed in accordance with (1) Requirements of Environmental Law; (2) the directives and orders of all appropriate Governmental Authorities, and (3) sound business practices taking into account potentially adverse effects to the environment and individuals' health and safety.

            (iii) Borrower will (and will cause each Obligor to) obtain, comply with and properly maintain all Environmental Permits and evidence of financial responsibility required by Environmental Laws, for any portion of any Property owned by any Obligor and for any operations conducted thereon.

            (iv) Upon Lender's request, Borrower will (and will cause each Obligor to) provide, at no cost or expense to Lender Indemnitees, a Supplemental Environmental Assessment of each site comprising part of the Mortgaged Property; however, unless required by any Governmental Authority or during the continuation of an Event of Default, Lender may not request more than one Supplemental Environmental Assessment in any 24 calendar month period. If Borrower (or the applicable Obligor) fails to provide a Supple mental Environmental Assessment within 120 days after Lender's request therefor, Lender may order one, and Borrower and each Obligor grants to Lender and its agents, employees, contractors and consultants access to the Mortgaged Property and a license to perform such inspections and tests as are reasonable under the circumstances. The cost of such inspections and tests actually incurred by Lender shall become part of the Facility Debt. Borrower or the applicable Obligor shall be named as the generator of any wastes generated in connection with investigations, analyses or sampling performed in relation to a Supplemental Environmental Assessment, EXCEPT to the extent that such waste was generated as a result of a contractor's or consultant's gross negligence or willful misconduct.

            (v) Each Obligor shall (1) become a party to and enroll and register with all Storage Tank Funds (whether now existing or hereafter created) available to cover any of Borrower's Storage Tanks located on any portion of any Property owned by such Obligor and (2) make all reports and payments to all such Storage Tank Funds on a timely basis, all to the end that such Obligor shall have the maximum rights available to such Obligor under such Storage Tank Funds to directly or indirectly receive monies from such Storage Tank Funds and to have such Storage Tank Funds make payments with respect to any portion of the applicable Property. Borrower shall (or shall cause the applicable Obligor to) provide evidence to Lender of compliance with this provision promptly upon Lender's request therefor.

      (c) The following provisions shall apply with respect to indemnification under this PARAGRAPH 26:

            (i) Borrower hereby agrees, unconditionally, absolutely and irrevocably, to indemnify, defend and hold harmless each Lender Indemnitee from and against any Costs which at any time or from time to time may be claimed, suffered or incurred by such Lender Indemnitee in connection with any Environmental Claim, the violation of any requirements of Environmental Law, the breach of any representation, warranty, covenant or agreement of any Obligor relating to Environmental Laws or Hazardous Substances or the failure of any Obligor to perform any obligation relating to Environmental Laws or Hazardous Substances required to be performed by it, except to the extent limited by the provisions of PARAGRAPH 26(C)(VI) below.

            (ii) Borrower's liability under the indemnification provisions contained in this PARAGRAPH 26 shall accrue upon the earlier of an Environmental Claim being asserted against any Lender Indemnitee or upon a Lender Indemnitee's receipt of notice or acquiring knowledge of any of the events specified in PARAGRAPH 26(C)(I). In no event shall any Lender Indemnitee be required to make any expenditure or bring any cause of action to enforce Borrower's obligations and liability under and pursuant to the indemnifications set forth in this PARAGRAPH 26. In addition, actual or threatened action by Governmental Authority is not a condition or prerequisite to Borrower's obligations under this PARAGRAPH 26. Within 15 days after notification from Lender supported by reasonable documentation setting forth the nature of the Environmental Claim, Borrower, at no cost or expense to any Lender Indemnitee, shall diligently commence resolution of the Environmental Claim in a manner reasonably acceptable to Lender and shall diligently and timely prosecute such resolution to completion. PROVIDED that with respect to those claims which may be satisfied by payment of a liquidated sum of money, Borrower shall promptly pay the amount so claimed (to the extent supported by reasonable documentation). If Remediation is required, the provisions of PARAGRAPH 26(B)(II) shall control and if litigation or any administrative proceeding is commenced the provisions of PARAGRAPH 26(C)(IV) shall control.

            (iii) If at any time any Lender Indemnitee employs counsel for advice or other representation (1) with respect to this PARAGRAPH 26; (2) to represent such Lender Indem nitee in any litigation, contest, dispute, suit or proceeding (whether instituted by a Lender Indemnitee, Borrower or any other Person) in any way or respect relating to this PARAGRAPH 26; (3) to evaluate the existence of an Environmental Claim hereunder; (4) to defend an Environmental Claim, or (5) to enforce Borrower's obligations under this PARAGRAPH 26, then and in any of such events, all of such Lender Indemnitee's reasonable attorneys' fees and expenses arising from such services and all expenses, costs and charges in any way or respect arising in connection therewith or relating thereto shall be paid by Borrower to Lender, for the account of such Lender Indemnitee, on demand and shall become part of the Facility Debt.

            (iv) If any Environmental Claim shall be brought against any Lender Indemnitee, then after notification to Borrower thereof as provided in PARAGRAPH 26(C)(II), Borrower shall be entitled to participate in all related proceedings and negotiations and to assume the defense thereof at the expense of Borrower with counsel reasonably acceptable to such Lender

      Indemnitee and to settle and compromise any such claim or action; PROVIDED that such Lender Indemnitee may, if there is a reasonable likelihood of a conflict between the interests of Borrower and the interests of such Lender Indemnitee, elect to be represented by separate counsel, at Borrower's expense, and if such Lender Indemnitee so elects, any settlement or compromise shall be effected only with the consent of such Lender Indemnitee, which consent shall not be unreasonably withheld. Borrower's right to participate in the defense or response to any Environmental Claim should not be deemed to limit or otherwise modify its obligations under this PARAGRAPH 26.

            (v) Lender shall be subrogated to any rights any Obligor may have under any indemnifications from any present, future or former owners, tenants or other occupants or users of any portion of any Property owned by any Obligor or any other Person relating to the matters covered by this PARAGRAPH 26.

            (vi) BORROWER SHALL INDEMNIFY LENDER INDEMNITEES REGARDLESS OF WHETHER THE ACT, OMISSION, FACTS, CIRCUMSTANCES OR CONDITIONS GIVING RISE TO SUCH INDEMNIFICATION WERE CAUSED IN WHOLE OR IN PART BY ANY LENDER INDEMNITEE'S NEGLIGENCE; PROVIDED, HOWEVER, ANY SUCH INDEMNIFICATION, DEFENSE AND HOLD HARMLESS OBLIGATION SHALL NOT COVER ANY LENDER INDEMNITEE TO THE EXTENT THAT SUCH LOSS, LIABILITY, OBLIGATION, DAMAGE, PENALTY, JUDGMENT, CLAIM, DEFICIENCY AND EXPENSE (INCLUDING INTEREST, PENALTIES, ATTORNEYS' FEES AND AMOUNTS PAID IN SETTLEMENT) DIRECTLY RESULTS FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THAT LENDER INDEMNITEE.

      (e) The representations, warranties, covenants, agreements and indemnities of Borrower set forth in this PARAGRAPH 26 shall continue in effect and, to the extent not prohibited by applicable Legal Requirements, shall survive the repayment of the Facility Debt or the transfer of all or any portion of any Property owned by any Obligor pursuant to foreclosure proceedings (whether judicial or nonjudicial), by transfer in lieu of foreclosure or otherwise. Borrower acknowledges and agrees that its covenants and obligations hereunder are separate and distinct from its obligations under the other provisions of this Agreement and its obligations (and the obligations of other applicable parties) under the other Credit Documents.

      28. REFINANCING OTHER DEBT. Lender will have a right of first refusal to refinance existing Borrowed Money Indebtedness of Borrower and its Subsidiaries not refinanced from Loan proceeds, subject to terms and conditions satisfactory to both Lender and Borrower.

      EXECUTED as of the date first set forth above.



                              TEXAS COMMERCE BANK NATIONAL
                               ASSOCIATION


                              By: /s/ MARK S. MCCULLOUGH
                                      Mark S. McCullough, Vice President



                              Lender's Address:

                              712 Main Street
                              Houston, Texas 77002
                              Attention: Manager, Franchise and Trademark
                                            Finance Division

                                   EVANS SYSTEMS, INC.,
                                   a Texas corporation


                                   By: /s/ J.L. EVANS, SR.
                                   Name:   J.L. EVANS, SR.
                                   Title:  PRESIDENT


                                   Borrower's Address:

                                   720 Avenue F. North
                                   Bay City, Texas 77414


EXHIBITS:

A - Request for Credit
B - Borrowing Base Certificate
C - Compliance Certificate
D - Current Bay City Real Property

                              REQUEST FOR CREDIT


                            ______________, 199___


Texas Commerce Bank National Association
712 Main Street
Houston, Texas 77002
Attention: Manager, Franchise and Trademark
            Finance Division


Gentlemen:

      The undersigned hereby certifies that [HE] [SHE] is the _________________________________ of EVANS SYSTEMS, INC., a Texas corporation
("BORROWER"), and that as such is authorized to execute this Request for Credit (the "REQUEST") on behalf of Borrower pursuant to the Loan Agreement (as it may be amended, supplemented or restated from time to time, the "LOAN AGREEMENT") dated as of August ____, 1996, by and between Borrower and TEXAS COMMERCE BANK NATIONAL ASSOCIATION. The (check one) Loan Letter of Credit being requested hereby is to be in the amount set forth in (b) below and is requested to be made or issued, as the case may be on __________, 199___, which is a Business Day. On behalf of Borrower, the undersigned further certifies, represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Loan Agreement unless otherwise specified herein):

      a.    As of the date hereof:

            (1)   The current Borrowing Base is:                  $__________

            (2)   Aggregate outstanding amount
                  of Loans is:                                    $__________

            (3)   Aggregate face amount of all outstanding
                  Letters of Credit                               $__________

            (4)   The available Commitment [the amount by which
                  the lesser of (x) the amount in (a)(1) above
                  or (y) $6,700,000 EXCEEDS the sum of the
                  amounts in (a)(2) and (a)(3) above],
                  if positive, is:                                $__________


                                   EXHIBIT A

      b. If and only if the available Commitment is positive, Borrower hereby requests under this Request a (check one) ____ Loan ____ Letter of Credit in the amount of $____________ (which is no more than the available Commitment).

      c. The representations and warranties made in each Credit Document are true and correct in all respects on and as of the time of delivery hereof, with the same force and effect as if made on and as of the time of delivery hereof.

      d. No Default has occurred and is continuing or will occur as a result of the requested Loan or Letter of Credit, as the case may be.

      e. If a Loan is being requested, it is to be used for the benefit of (check one) ____ Borrower ____ ChemWay _____ Way Energy. After giving effect to the requested Loan, (i) the aggregate unpaid principal amount of all Loans will not exceed $5,200,000, (ii) the aggregate unpaid principal amount of all Loans used for the benefit of Borrower will not exceed $2,200,000, (iii) the aggregate unpaid principal amount of all Loans used for the benefit of ChemWay will not exceed $2,500,000 and (iv) the aggregate unpaid principal amount of all Loans used for the benefit of Way Energy will not exceed $500,000.

      f. If a Letter of Credit is being requested, attached hereto is all pertinent information relating to the issuance of the requested Letter of Credit, including the name of the beneficiary to be designated, the proposed expiration date and any special conditions to drawings to be included in the Letter of Credit. After giving effect to the requested Letter of Credit, the aggregate undrawn amount under all Letters of Credit will not exceed $1,500,000.

      Thank you for your attention to this matter.


                                        Very truly yours,


                                        [ADD SIGNATURE LINE FOR
                                        INDIVIDUAL EXECUTING REQUEST]



                                    EXHIBIT A

                          BORROWING BASE CERTIFICATE


      The undersigned hereby certifies that [HE] [SHE] is the __________________________________ of EVANS SYSTEMS, INC., a Texas corporation
("BORROWER"), and that as such is authorized to execute this Borrowing Base Certificate on behalf of Borrower pursuant to the Loan Agreement (as it may be amended, supplemented or restated from time to time, the "LOAN AGREEMENT") dated August _____, 1996 by and between Borrower and TEXAS COMMERCE BANK NATIONAL ASSOCIATION. On behalf of Borrower, the undersigned further certifies, represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Loan Agreement unless otherwise specified herein):

      (1) As of ____________, 199___, the components of the Borrowing Base are as follows:

            (a)   Eligible Accounts of Borrower:                 $____________

            (b)   Eligible Accounts of ChemWay:                  $____________

            (c)   Eligible Accounts of Way Energy:               $____________

            (d)   Eligible Inventory of Borrower:                $____________

            (e)   Eligible Inventory of ChemWay:                 $____________

            (f)   Eligible Inventory of Way Energy:              $____________


      (2) The Borrowing Base determined on the basis of the above information is equal to the sum of 75%% of LINE (A) above plus 75% of LINE (B) above plus 75% of LINE (C) above plus 25% of LINE (D) above plus 50% of LINE (E) above plus 25% of LINE (F) above; or $_______________.

      (3) The Eligible Accounts and the Eligible Inventory of Borrower and Borrower's Subsidiaries are calculated in accordance with the Loan Agreement and the schedule(s), if any, attached hereto.


      Dated ____________, 199___.



                                       [ADD SIGNATURE LINE FOR
                                       INDIVIDUAL EXECUTING
                                       CERTIFICATE]



                                   EXHIBIT B

                            COMPLIANCE CERTIFICATE


      The undersigned hereby certifies that [HE] [SHE] is the ______________________________ of EVANS SYSTEMS, INC., a Texas corporation ("BORROWER"), and that as such is authorized to execute this certificate on behalf of Borrower pursuant to the Loan Agreement (the "LOAN AGREEMENT") dated as of August ____, 1996 by and between Borrower and TEXAS COMMERCE BANK NATIONAL ASSOCIATION; and that a review of Borrower and its Subsidiaries has been made under [his] [her] supervision with a view to determining whether Borrower and its Subsidiaries have fulfilled all of their respective obligations under the Loan Agreement and the other Credit Documents; and on behalf of Borrower further certifies, represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Loan Agreement unless otherwise specified):


             (a) Each Obligor has fulfilled its respective obligations under the Credit Documents.

             (b) The representations and warranties made in each Credit Document are true and correct in all respects on and as of the time of delivery hereof, with the same force and effect as if made on and as of the time of delivery hereof.

             (c) The financial statements delivered to Lender concurrently with this Compliance Certificate have been prepared in accordance with GAAP consistently followed throughout the period indicated and fairly present the financial condition and results of operations of the applicable Persons as at the end of, and for, the period indicated.

             (d) No Default has occurred and is continuing. In this regard, the compliance with the provisions of SECTION 6(C) of the Loan Agreement is as follows:

      SECTION 6(C)(1) -- FIXED CHARGE RATIO (applicable only on or after October 1, 1997)

             actual Fixed Charge Ratio for Borrower and its Subsidiaries as of the date hereof:

                                __.____ : 1.00

             required Fixed Charge Ratio for Borrower and its Subsidiaries as of the date hereof:

                                  1.20 : 1.00


      SECTION 6(C)(2) -- TANGIBLE NET WORTH

             actual Tangible Net Worth for Borrower and its Subsidiaries as of the date hereof:

                               $_________________

             required Tangible Net Worth for Borrower and its Subsidiaries as of the date hereof:

                               $_________________



                                   EXHIBIT C

      SECTION 6(C)(3) -- INTEREST COVERAGE RATIO

             actual Interest Coverage Ratio for Borrower and its Subsidiaries as of the date hereof:

                                __.____ : 1.00

             required Interest Coverage Ratio for Borrower and its Subsidiaries as of the date hereof:

                                  2.50 : 1.00


      SECTION 6(C)(4) -- DEBT TO EBITDA RATIO

             actual Debt to EBITDA Ratio for Borrower and its Subsidiaries as of the date hereof:

                                __.____ : 1.00

             required Debt to EBITDA Ratio for Borrower and its Subsidiaries as of the date hereof:

                                  4.00 : 1.00


             (e) There has occurred no material adverse change in the assets, liabilities, financial condition, business or affairs of any Obligor since the date of the Loan Agreement.


      DATED as of ____________, 199____.



                                       [ADD SIGNATURE LINE FOR
                                       INDIVIDUAL EXECUTING
                                       CERTIFICATE]



                                   EXHIBIT C

             [LEGAL DESCRIPTION OF CURRENT BAY CITY REAL PROPERTY]




                                   EXHIBIT C